                                                                   EXHIBIT 10.16

                                                                       EXECUTION
                                                                     COUNTERPART


===============================================================================


                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 23, 1998


                                      AMONG

                          PSYCH SYSTEMS HOLDINGS, INC.,

                     AMERICAN PSYCH SYSTEMS HOLDINGS, INC.,


                         THE LENDERS REFERRED TO HEREIN


                                       AND


                      NATIONSCREDIT COMMERCIAL CORPORATION,
                                    AS AGENT


===============================================================================

                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I - DEFINITIONS......................................................1
  SECTION 1.01.  Certain Defined Terms.......................................1
  SECTION 1.02.  Accounting Terms and Determinations........................17
  SECTION 1.03.  Other Definitional Provisions..............................18

ARTICLE II - TERM LOANS.....................................................18
  SECTION 2.01.  Term Loans.................................................18
  SECTION 2.02.  Term Loan Notes............................................19
  SECTION 2.03.  Interest on the Term Loans.................................19
  SECTION 2.04.  Repayments and Prepayments of Term Loan Notes..............19

ARTICLE III - REVOLVING CREDIT LOANS........................................22
  SECTION 3.01.  Revolving Credit Loans and Commitments.....................22
  SECTION 3.02.  Revolving Credit Notes.....................................23
  SECTION 3.03.  Interest on the Revolving Credit Loans.....................23
  SECTION 3.04.  Advancing Revolving Credit Loans...........................24
  SECTION 3.05.  Mandatory Repayments and Prepayments.......................24
  SECTION 3.06.  Optional Prepayments.......................................26
  SECTION 3.07.  Application of Payments....................................26
  SECTION 3.08.  Reduction of Commitments...................................26
  SECTION 3.09.  Warrants...................................................27

ARTICLE IV - CONDITIONS.....................................................27
  SECTION 4.01.  Conditions to Closing......................................27
  SECTION 4.02.  Conditions to Acquisition Loans............................29
  SECTION 4.03.  Conditions to Each Loan....................................31

ARTICLE V - REPRESENTATIONS AND WARRANTIES..................................31
  SECTION 5.01.  Corporate Existence and Power..............................31
  SECTION 5.02.  Corporate and Governmental Authorization; No Contravention.32
  SECTION 5.03.  Binding Effect; Liens of Security Documents................32
  SECTION 5.04.  Financial Information......................................33
  SECTION 5.05.  Litigation.................................................33
  SECTION 5.06.  Ownership of Property, Liens...............................34
  SECTION 5.07.  No Default.................................................34
  SECTION 5.08.  No Burdensome Restrictions.................................34
  SECTION 5.09.  Labor Matters..............................................34
  SECTION 5.10.  Subsidiaries; Other Equity Investments.....................35
  SECTION 5.11.  Investment Company Act.....................................35
  SECTION 5.12.  Margin Regulations.........................................35
  SECTION 5.13.  Taxes......................................................35

  SECTION 5.14.  Compliance with ERISA......................................36
  SECTION 5.15.  Brokers....................................................36
  SECTION 5.16.  Employment, Shareholders and Subscription Agreements.......36
  SECTION 5.17.  Full Disclosure............................................36
  SECTION 5.18.  Private Offering...........................................37
  SECTION 5.19.  Compliance with Environmental Requirements; No Hazardous
                 Materials..................................................37
  SECTION 5.20.  Real Property Interests....................................39
  SECTION 5.21.  Initial Capitalization.....................................39
  SECTION 5.22.  Third Party Reimbursement..................................39
  SECTION 5.23.  Third Party Reimbursement..................................40

ARTICLE VI - AFFIRMATIVE COVENANTS..........................................40
  SECTION 6.01.  Financial Statements and Other Reports.....................40
  SECTION 6.02.  Payment of Obligations.....................................44
  SECTION 6.03.  Conduct of Business and Maintenance of Existence...........44
  SECTION 6.04.  Maintenance of Property; Insurance.........................44
  SECTION 6.05.  Compliance with Laws.......................................45
  SECTION 6.06.  Inspection of Property, Books and Records..................45
  SECTION 6.07.  Use of Proceeds............................................46
  SECTION 6.08.  Further Assurances.........................................46
  SECTION 6.09.  Lenders' Meetings..........................................46
  SECTION 6.10.  Hedging Facilities.........................................46
  SECTION 6.11.  Hazardous Materials; Remediation...........................46
  SECTION 6.12.  [Reserved].................................................46
  SECTION 6.13.  Collections; Right to Notify Account Debtors...............47
  SECTION 6.14.  Board Meetings.............................................47
  SECTION 6.15.  Enforcement of Covenants Not to Compete....................48
  SECTION 6.16.  [Reserved].................................................48
  SECTION 6.17.  Landlord and Warehouseman Waivers..........................48
  SECTION 6.18.  Mortgages on Real Property; Title Insurance and Survey.....48
  SECTION 6.19.  Additional Subsidiaries....................................49
  SECTION 6.20.  Accreditation and Licensing................................49
  SECTION 6.21.  Accreditation and Licensing................................49
  SECTION 6.22.  Accreditation and Licensing................................49

ARTICLE VII - NEGATIVE COVENANTS............................................50
  SECTION 7.01.  Debt.......................................................50
  SECTION 7.02.  Negative Pledge............................................50
  SECTION 7.03.  Capital Stock..............................................51
  SECTION 7.04.  Restricted Payments........................................51
  SECTION 7.05   ERISA......................................................51
  SECTION 7.06.  Consolidations, Mergers and Sales of Assets................52
  SECTION 7.07.  Purchase of Assets, Investments............................52
  SECTION 7.08.  Transactions with Affiliates...............................53

  SECTION 7.09.  Amendments or Waivers......................................53
  SECTION 7.10.  Fiscal Year................................................53
  SECTION 7.11.  Management Compensation....................................53
  SECTION 7.12.  Capitated Beneficiary Adjustments; Public Contracts
                 Capitation Risk............................................53
  SECTION 7.13.  Investor Fees..............................................53
  SECTION 7.14.  Capital Expenditures.......................................54
  SECTION 7.15.  Total Debt Service Coverage Ratio..........................54
  SECTION 7.16.  Leverage Ratio.............................................54
  SECTION 7.17.  Minimum Consolidated Net Worth.............................54
  SECTION 7.18.  Interest Coverage..........................................54
  SECTION 7.19.  Minimum EBITDA.............................................55
  SECTION 7.20.  Transition Rules...........................................55
  SECTION 7.21.  Activities of the Holding Company..........................55

ARTICLE VIII - EVENTS OF DEFAULT............................................56
  SECTION 8.01.  Events of Default..........................................56

ARTICLE IX - FEES, EXPENSES AND INDEMNITIES;................................60
  SECTION 9.01.  Fees.......................................................60
  SECTION 9.02.  Computation of Interest and Fees...........................60
  SECTION 9.03.  General Provisions Regarding Payments......................60
  SECTION 9.04.  Expenses...................................................61
  SECTION 9.05.  Indemnity..................................................61
  SECTION 9.06.  Taxes......................................................62
  SECTION 9.07.  Funding Losses.............................................62
  SECTION 9.08.  Maximum Interest...........................................62

ARTICLE X - THE AGENT.......................................................63
  SECTION 10.01. Appointment and Authorization..............................63
  SECTION 10.02. Agent and Affiliates.......................................63
  SECTION 10.03. Action by Agent............................................64
  SECTION 10.04. Consultation with Experts..................................64
  SECTION 10.05. Liability of Agent.........................................64
  SECTION 10.06. Indemnification............................................64
  SECTION 10.07. Credit Decision............................................64
  SECTION 10.08. Successor Agent............................................65

ARTICLE XI - MISCELLANEOUS..................................................65
  SECTION 11.01. Survival...................................................65
  SECTION 11.02. No Waivers.................................................65
  SECTION 11.03. Notices....................................................65
  SECTION 11.04. Severability...............................................66
  SECTION 11.05. Amendments and Waivers.....................................66
  SECTION 11.06. Successors and Assigns; Registration.......................66

  SECTION 11.07. Collateral.................................................68
  SECTION 11.08. Headings...................................................68
  SECTION 11.09. Governing Law; Submission to Jurisdiction..................68
  SECTION 11.10. [Reserved].................................................68
  SECTION 11.11. Waiver of Jury Trial.......................................69
  SECTION 11.12. Counterparts...............................................69
  SECTION 11.13. Confidentiality............................................69



  EXHIBIT A-1 -  Term Loan Note
  EXHIBIT A-2 -  Revolving Credit Note
  EXHIBIT B   -  Notice of Revolving Credit Loan
  EXHIBIT C   -  Company Security Agreement
  EXHIBIT D   -  Pledge Agreement
  EXHIBIT E   -  Holding Company Guaranty Agreement
  EXHIBIT F   -  Holding Company Pledge Agreement
  EXHIBIT G   -  Subsidiary Guaranty Agreement
  EXHIBIT H   -  Subsidiary Security Agreement
  EXHIBIT I   -  Subsidiary Pledge Agreement
  EXHIBIT J   -  Warrant
  EXHIBIT K   -  Warrantholders Rights Agreement
  EXHIBIT L   -  Opinion of Counsel for the Company
  EXHIBIT M   -  Partnership Interest Pledge Agreement

  SCHEDULE 5.04  - Operating and Capital Expenditures Budget
  SCHEDULE 5.05  - Pending Litigation Matters
  SCHEDULE 5.06  - Potential Patent/Trademark Infringement Claims
  SCHEDULE 5.10  - Subsidiaries
  SCHEDULE 5.16  - Employment, Shareholders' and Subscription Agreements
  SCHEDULE 5.19  - Environmental Matters
  SCHEDULE 5.20  - Real Property Interests
  SCHEDULE 5.21  - Initial Capitalization
  SCHEDULE 5.22  - Year 2000 Compliance
  SCHEDULE 5.23  - Third Party Reimbursement Claims
  SCHEDULE 6.04  - Required Insurance
  SCHEDULE 7.11  - Management Compensation

                                CREDIT AGREEMENT


            CREDIT AGREEMENT, dated as of December 23, 1998, among PSYCH SYSTEMS HOLDINGS, INC., AMERICAN PSYCH SYSTEMS HOLDINGS, INC, the LENDERS listed on the signature pages hereof and NATIONSCREDIT COMMERCIAL CORPORATION, as Agent.

            The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. CERTAIN DEFINED TERMS. The following terms have the following meanings:

            "ACCOUNT DEBTOR" shall mean any Person who may become obligated to the Company or any Subsidiary under, with respect to, or on account of, a Receivable of such Credit Party (including without limitation any guarantor of the payment or performance of a Receivable).

            "ACQUISITION" means the purchase by the Company or any Subsidiary of: (i) any company, limited liability company, association, partnership, joint venture or other organization that is a managed behavioral healthcare company,
(ii) all or substantially all of the assets of any such Person or (iii) a business line of any Person which business line constitutes a managed behavioral healthcare business.

            "ACQUISITION AVAILABILITY" has the meaning specified in Section 3.01(c).

            "ACQUISITION LOANS" means, collectively, the Revolving Credit Loans of the Lenders to be made to the Company pursuant to Section 3.01(c).

            "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "CONTROLLING PERSON") or (ii) any Person (other than the Company or any of its Subsidiaries) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" of a Person means the possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGENT" means NationsCredit in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

            "AGREEMENT" means this Credit Agreement as the same shall be amended, restated or modified from time to time.

            "AGREEMENT DATE" means the date as of which this Agreement is dated.

            "AMORTIZATION COMMENCEMENT DATE" shall have the meaning assigned to it in Section 3.05(c).

            "APS" means American Psych Systems, Inc., an Iowa corporation.

            "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by any Credit Party of any asset, but excluding (i) dispositions of inventory in the ordinary course of business and (ii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement; PROVIDED that a disposition of assets not excluded by clauses (i) or (ii) above during any Fiscal Year shall not constitute an Asset Sale unless and until (and only to the extent that) (x) the aggregate Net Cash Proceeds of such disposition of assets are not used for the purchase of reasonably equivalent replacements of such assets acquired or ordered within 90 days thereof or (y) the aggregate Net Cash Proceeds from such disposition (if not used as provided in clause (x) above), when combined with all other such dispositions previously made during such Fiscal Year and not used as provided in clause (x) above, exceeds $100,000.

            "AUTHORIZED SIGNATORY" means a Person designated as such by the Company to the Agent in writing.

            "AVAILABILITY TERMINATION DATE" means December 15, 1999, or such later date to which the Lenders, in their sole good faith discretion upon the written request of the Company, may agree to extend the Company's ability to incur Acquisition Loans.

            "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, Chicago, Illinois or Bethesda, Maryland are authorized by law to close.

            "CAPITAL LEASE" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

            "CAPITATED BENEFICIARY ADJUSTMENT" means any payments made to APS upon the termination of the PHC Service Agreement pursuant to Section 2.3 of the PHC Purchase Agreement based on the formula set forth on Schedule II-A to the PHC Purchase Agreement.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.), as amended from time to time, and regulations promulgated thereunder.

            "CHAMPUS RECEIVABLE" means a Receivable payable pursuant to CHAMPUS.

            "CHAMPUS" means, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 10 U.S.C. Sections 1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations (including 32 C.F.R. Section 199), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "CHAMPVA RECEIVABLE" means a Receivable payable pursuant to CHAMPVA.

            "CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 38 U.S.C. Section 1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA, CHAMPUS; and (b) all rules, regulations (including 38 C.F.R. Section 17.54), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "CLASS" refers, with respect to Loans, to whether such Loans are Term Loans or Revolving Credit Loans and, with respect to Commitments, to whether such Commitments are Term Loan Commitments or Revolving Credit Commitments.

            "CLASS A COMMON STOCK" means the Class A Common Stock of the Holding Company, par value $.001 per share.

            "CLASS B COMMON STOCK" means the Class B Common Stock of the Holding Company, par value $.001 per share.

            "CLOSING DATE" means December 23, 1998, or such other date as the parties hereto agree to in writing.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" means all property mortgaged, pledged or otherwise purported to be subjected to a Lien pursuant to the Security Documents.

            "COMMITMENT" means a Term Loan Commitment, Revolving Credit Commitment, or any combination of the foregoing as the context may require.

            "COMMITMENT TERMINATION DATE" shall have the meaning assigned to it in Section 3.05(a).

            "COMMON STOCK" means, either or both of the Class A Common Stock and the Class B Common Stock, as the context may require.

            "COMPANY"   means  Psych  Systems   Holdings,   Inc.,  a  Delaware
corporation.

            "COMPANY ACCOUNT" means the account specified on the signature pages hereof into which all Loans to the Company shall be made available, or such other account as the Company shall from time to time specify by notice to the Lenders.

            "COMPANY PLEDGE AGREEMENT" means the Pledge Agreement dated as of the date hereof, between the Company and the Agent, substantially in the form of EXHIBIT D.

            "COMPANY SECURITY AGREEMENT" means the Security Agreement dated as of the date hereof, between the Company and the Agent, substantially in the form of EXHIBIT C.

            "CONSOLIDATED ADJUSTED CURRENT ASSETS" means, at any date, the consolidated current assets (excluding cash and cash equivalents) of the Holding Company and its Consolidated Subsidiaries determined as of such date.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate amount of expenditures by the Holding Company and its Consolidated Subsidiaries for plant, property and equipment during such period (including any such expenditures by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding any such expenditures made for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

            "CONSOLIDATED CURRENT ASSETS" means, at any date, the consolidated current assets of the Holding Company and its Consolidated Subsidiaries determined as of such date.

            "CONSOLIDATED CURRENT LIABILITIES" means, at any date, (i) the consolidated current liabilities (excluding Debt) of the Holding Company and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Holding Company or a Consolidated Subsidiary) which are Guaranteed by the Holding Company or a Consolidated Subsidiary, all determined as of such date.

            "CONSOLIDATED EBITDA" means, for any period, the EBITDA of the Holding Company and its Consolidated Subsidiaries for such period.

            "CONSOLIDATED FREE CASH FLOW" means, for any period, Consolidated EBITDA for such period minus the following amounts:

            (a) all cash payments of income taxes by the Holding Company and its Consolidated Subsidiaries during such period; and

            (b) Consolidated Capital Expenditures for such period, to the extent that such Consolidated Capital Expenditures are permitted by Section 7.14 and are not financed during such period with the proceeds of Debt of the Holding Company or any Subsidiary permitted under Section 7.01(b).

            "CONSOLIDATED NET INCOME" means, the net income of the Holding Company and its Consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NET WORTH" means as of the date of any determination thereof, the amount of the shareholder's equity of the Holding Company and its Consolidated Subsidiaries as would be shown on the consolidated balance sheet of the Holding Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Holding Company in its consolidated financial statements if such statements were prepared as of such date.

            "CONSOLIDATED TOTAL DEBT" means at any date the Debt of the Holding Company and its Consolidated Subsidiaries, determined on a consolidated basis at such date.

            "COVENTRY HEALTH CARE" means Coventry Health Care, Inc., a Delaware corporation.

            "CREDIT PARTY" means the Company, any Subsidiary of the Company, and each other Guarantor.

            "DEBT" of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vi) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (viii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (ix) all Debt of others Guaranteed by such Person.

            "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "DEFAULT RATE" has the meaning set forth in Section 9.02(b).

            "EBITDA" means, for any period and for any Person, the Consolidated Net Income of such Person and its consolidated subsidiaries for such period, after all expenses and other proper charges except depreciation, interest, amortization and income taxes, determined in accordance with GAAP (specifically including in the calculation thereof in the case of the Holding Company and its Consolidated Subsidiaries (x) any income or loss from discontinued operations and (y) the full amount of any charges incurred in such period related to the development of new business, whether expensed or capitalized) (A) eliminating, without duplication: (i) all intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries of such Person unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any indebtedness, (iv) any extraordinary items of income or expense (including as an extraordinary item in the case of the Holding Company and its Consolidated Subsidiaries (1) up to $800,000 in new business development expenses incurred prior to the Closing Date with respect to the Pinnacle Health Enterprise, Inc., the Southwest Community Behavioral Care, LLC or the Health Insurance Plan of New York relationships that were previously capitalized by the Holding Company, and (2) any income or charges relating to
(x) employee termination payments, (y) lease terminations and (z) write offs of uncollectable accounts, in each case arising from the discontinuance of the partial hospitalization business), (v) any increase or decrease in income arising from any change in such Person's method of accounting, subject (in the case of the Holding Company) to Section 1.02, and (vi) any interest income, and
(B) deducting therefrom, to the extent not previously deducted in calculating Consolidated Net Income, any development costs incurred subsequent to the Closing Date, whether expensed or capitalized on the books of the Holding Company.

            "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

            "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

            "EVENT OF DEFAULT" has the meaning set forth in Section 8.01.

            "EXCESS CASH FLOW" means, for any period, an amount equal to (i) Consolidated Free Cash Flow for such period, PLUS (ii) any interest income of the Holding Company and its Consolidated Subsidiaries for such period, MINUS
(iii) the sum for such period of Total Debt Service for such period, and PLUS (or MINUS) (iv) any decrease (or increase) in the Net Working Investment (other than as a result of acquisitions) at the end of such Fiscal Year, when compared with the Net Working Investment at the end of the prior Fiscal Year.

            "FINANCING DOCUMENTS" means this Agreement, the Notes, the Holding Company Guaranty Agreements, the Warrant, the Warrantholder's Rights Agreement and the Security Documents.

            "FISCAL QUARTER" means a fiscal quarter of the Company.

            "FISCAL YEAR" means a fiscal year of the Company.

            "GAAP" has the meaning set forth in Section 1.02.

            "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such
Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "GUARANTORS" means, collectively, the Holding Company, each Subsidiary of the Holding Company, other than the Company and certain Non-Guarantor Subsidiaries, and each other Person who now or in the future guarantees the payment and performance of the Obligations.

            "GUARANTY AGREEMENTS" means, collectively, the Holding Company Guaranty, and each other Guaranty Agreement between a Guarantor and the Agent to guaranty the Obligations, substantially in the form of EXHIBIT G.

            "HCFA" shall mean the Health Care Financing Administration, an agency of HHS, and any successor thereto.

            "HHS" means the United States Department of Health and Human Services or any successor thereto.

            "HAZARDOUS MATERIALS" means: (i) any "hazardous substance" as defined in CERCLA; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

            "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

             "HEALTHCARE LAW" means, collectively, any and all federal, state or local laws, rules, regulations, manuals, orders, guidelines and requirements pertaining to the health care industry, including without limitation all laws, rules, regulations, manuals, orders, guidelines and requirements pertaining to Medicaid or Medicare.

            "HOLDING COMPANY" means American Psych Systems Holdings, Inc., a Delaware corporation.

            "HOLDING COMPANY GUARANTY" means the Holding Company Guaranty Agreement dated the date hereof, between the Holding Company and the Agent, substantially in the form of EXHIBIT E.

            "HOLDING COMPANY PLEDGE AGREEMENT" means the Holding Company Pledge Agreement dated the date hereof, between the Holding Company and the Agent, substantially in the form of EXHIBIT F.

            "INDEMNITEES" has the meaning set forth in Section 9.05.

            "INDEX RATE" means for any day in any calendar month, the rate of interest equivalent to the money market yield for the Interest Determination Date falling in such month on the one month commercial paper rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent by a nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York and published weekly by the Board of Governors of the Federal Reserve System in its H.15 report, or any successor publication published by the Board of Governors of the Federal Reserve System or, if such rate for such date is not yet published in such statistical release, the rate for that date will be the rate set forth in the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

            "INTEREST DETERMINATION DATE" means December 1, 1998 and the first Business Day of each calendar month thereafter.

            "INSURANCE ACCOUNT" has the meaning set forth in the Security Agreements.

            "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

            "INVESTOR"  means,   collectively,   Nazem  &  Company  IV,  L.P.,
Applewood Associates, L.P., Seneca Ventures, Woodland Partners, and Woodland Venture Fund.

            "JOINT VENTURE" means a corporation, limited partnership, limited liability company or limited liability partnership: (i) the ownership interest of which is held by the Company and one or more third party payors or health care provider entities, (ii) over which the Company has management control, either by contract or as holder of the controlling interest, (iii) the sole activity of which is to perform services under Service Agreements, and (iv) is subject to no provision in its organization documents or any contract to which it is a party that restricts the payment of dividends from such entity to the Company.

            "KEY-PERSON LIFE INSURANCE POLICY" has the meaning set forth in
Section 6.04(e).

            "LENDER" means NationsCredit and each other Person that becomes a holder of a Note pursuant to Section 11.06, and their respective successors, and "Lenders" means all of the foregoing.

            "LEVERAGE RATIO" means at any time the ratio of (i) Consolidated Total Debt at such time to (ii) Consolidated EBITDA for the twelve months then most recently ended (considered as a single accounting period, and subject to Section 7.20).

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

            "LOANS" means the Term Loans or the Revolving Credit Loans or any combination of the foregoing, as the context may require.

            "LOCKBOX BANK" means, collectively, the banks or other depository institutions at which Pledged Accounts are established and maintained.

            "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events by any Credit Party under any Property Insurance Policy or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by any Credit Party, if the amount of such aggregate insurance proceeds or award or other compensation exceeds $100,000.

            "MARGIN STOCK" has the meaning assigned thereto in Regulation G, T, U or X of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

            "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Holding Company and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or the Lenders under the Financing Documents, or the ability of the Company, the Holding Company or any other Credit Party to perform its obligations under the Financing Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Financing Document, or (d) the existence, perfection or priority of any security interest granted in the Financing Documents or the value of the Collateral (including its value to the Agent and the Lenders as security for the Obligations).

            "MATERIAL PLAN" means at any time a Plan having Unfunded
Liabilities.

            "MAXIMUM LAWFUL RATE" has the meaning set forth in Section 9.08.

            "MEDICAID" means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 USC Sections 1396
ET SEQ.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program (including any program operated under a Section 1115 demonstration waiver approved by HCFA) and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "MEDICAID CERTIFICATION" means certification of a facility by HCFA or a state agency or entity performing such function that such healthcare facility fully complies with all the conditions of Medicaid.

            "MEDICAID PROVIDER AGREEMENT" means an agreement entered into between a state agency or other entity administering Medicaid in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicaid patients.

            "MEDICAID RECEIVABLE" means a Receivable payable pursuant to a Medicaid Provider Agreement.

            "MEDICARE" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC Sections 1395 ET SEQ.) and any statutes succeeding thereto, and all laWs, rules, regulations, manuals, orders or guidelines pertaining to such program including
(a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all governmental authorities promulgated in connected with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "MEDICARE CERTIFICATION" means certification of a facility by HCFA or a state agency or entity under contract with HCFA that such health care facility fully complies with all conditions for such facility's participation in Medicare.

            "MEDICARE PROVIDER AGREEMENT" means an agreement entered into between a state agency or other entity administering Medicare in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicare patients.

            "MEDICARE RECEIVABLE" means a Receivable payable pursuant to a Medicare Provider Agreement.

            "MORTGAGE" means any mortgage, deed of trust, deed to secure debt or other similar instrument delivered by any Credit Party pursuant to Section 6.18 hereof, which shall be in such form as may be required by the Agent and the Required Lenders.

            "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "NATIONSCREDIT" means NationsCredit Commercial Corporation, a Delaware corporation.

            "NET CASH PROCEEDS" means, with respect to any transaction, an amount equal to the cash proceeds received by a Credit Party from or in respect of such transaction (including any cash proceeds received as income or other proceeds of any non-cash proceeds of such transaction), less (x) any expenses (including commissions) reasonably incurred by such Person in respect of such transaction and (y) in the case of an Asset Sale, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Sale and any taxes paid or payable by such Person (as estimated by the chief financial officer of the Company) in respect of such Asset Sale.

            "NET WORKING INVESTMENT" means, at any date, Consolidated Adjusted Current Assets MINUS Consolidated Current Liabilities, all determined at such date.

            "NON-COMPETE AGREEMENTS" means the non-compete agreements delivered by the Company to NationsCredit no later than the Closing Date pursuant to
Section 4.01(l).

            "NON-GUARANTOR SUBSIDIARIES" means, collectively, Community Behavioral Network, L.L.C., Westchester Behavioral Health Network, L.L.C., Manhattan Psych Associates, L.L.C. and Southwestern Community Behavioral Care, L.L.C.

            "NOTES" means the Term Loan Notes, the Revolving Credit Notes, or any combination of the foregoing, as the context may require.

            "NOTICE OF REVOLVING CREDIT LOAN" has the meaning set forth in
Section 3.04.

            "OBLIGATIONS" mean all Loans, fees, indebtedness, liabilities, obligations, covenants and duties of the Company to the Lenders and/or the Agent of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under this Agreement, or under the other Financing Documents, by operation of law or otherwise in connection with the transactions contemplated hereby, now existing or hereafter arising, and whether or not for the payment of money or the performance or non-performance of any act, including, but not limited to, all damages that the Company may owe to the Agent and/or the Lenders by reason of any breach by the Company of any representation, warranty, covenant, agreement or other provision of this Agreement or any of the other Financing Documents.

            "OFFICERS' CERTIFICATE" means a certificate executed on behalf of a Person by its chairman of the board (if an officer), chief executive officer or president or one of its vice presidents and by its chief financial officer or treasurer.

            "PARTNERSHIP INTEREST PLEDGE AGREEMENTS" means, collectively, the Partnership Interest Pledge Agreements executed by each of the Holding Company, the Company or any Guarantor in favor of the Agent, substantially in the form of EXHIBIT M.

            "PAYMENT ACCOUNT" means, with respect to each Lender, the account specified on the signature pages hereof into which all payments by or on behalf of the Company to such Lender under the Financing Documents shall be made, or such other account as such Lender shall from time to time specify by notice to the Company.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; PROVIDED that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

            "PERMITTED LIENS" means Liens permitted pursuant to Section 7.02.

            "PERSON" means any natural person, corporation, limited partnership, limited liability company, professional association, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

            "PHC PURCHASE AGREEMENT" means that certain Stock Purchase Agreement, dated as of September 26, 1997, between APS and Principal Health Care, Inc., an Iowa corporation, and assigned to Coventry Health Care, Inc.

            "PHC SERVICE AGREEMENT" means that certain Behavioral Health Services Agreement, dated as of September 26, 1997, by and among the Holding Company, APS, Principal Health Care, Inc., an Iowa corporation ("PHC"), and each of PHC's health maintenance organization subsidiaries party thereto, as assigned to Coventry Health Care.

            "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "PLEDGE AGREEMENTS" means, collectively, the Holding Company Pledge Agreement, the Company Pledge Agreement, the Partnership Interest Pledge Agreements and any other pledge agreement now or hereafter delivered by any Guarantor to the Agent to secure the obligations of such Guarantor under a Guaranty Agreement, substantially in the form of EXHIBIT I.

            "PLEDGED ACCOUNTS" has the meaning set forth in the Security Agreements.

            "PLEDGED ACCOUNT AGREEMENTS" means the Pledged Account Agreements in form and substance satisfactory to Lender, entered into among the Agent, the Company and its Subsidiaries and the Lockbox Banks pursuant to the Security Agreements.

            "PRIME RATE" means the rate publicly announced from time to time by NationsBank, N.A. as its "prime rate". Changes in the Prime Rate shall be effective as of the opening of business on the date of each announced change therein.

            "PRIORITY"  means Priority, Inc., a Michigan corporation.

            "PROPERTY INSURANCE POLICY" means any insurance policy maintained by any Credit Party covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

            "PUBLIC SECTOR SERVICE AGREEMENTS" means an arrangement or contract to provide or manage behavioral healthcare services to individuals who are covered under one or more public assistance programs or social security.

            "QUARTERLY DATE" means the first Business Day of each January, April, July and October occurring after the Closing Date.

            "REAL PROPERTY" shall have the meaning assigned to it in Section
6.18.

            "RECEIVABLE" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated in the respective invoice, of a customer of the Company or any Subsidiary in respect of goods sold or leased or services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the Company, net of any credits, rebates or offsets owed to the Account Debtor in respect thereof and also net of any commissions payable to Persons other than the Company or any Subsidiary or any employee thereof.

            "REQUIRED LENDERS" means at any time Lenders holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, having at least 66 2/3% of the aggregate amount of the Commitments.

            "RESTRICTED PAYMENT" means as to any Person (i) any dividend or other distribution on any shares of such Person's capital stock (except dividends payable solely in shares of its capital stock of the same class), (ii) any payment on account of the principal of or premium, if any, on any Debt convertible into shares of such Person's capital stock, or on any

Debt subordinated in right of payment to the Obligations, or (iii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock. In the case of the Company and its Subsidiaries, Restricted Payment shall also include any payment or distribution to or for the benefit of the Holding Company.

            "REVOLVING CREDIT COMMITMENT" means (i) for NationsCredit as Lender, initially $15,000,000, less any amount assigned to another Person that becomes a Lender after the date hereof (a "Subsequent Lender") and (ii) for any Subsequent Lender, the amount of Revolving Credit Commitment assigned to such Lender, in each case as such amount may be reduced from time to time in accordance with this Agreement.

            "REVOLVING CREDIT COMMITMENTS" means the sum of the Revolving Credit Commitments of all Lenders in effect at such time.

            "REVOLVING CREDIT LOANS" shall have the meaning assigned to it in
Section 3.01.

            "REVOLVING CREDIT NOTES" shall have the meaning assigned to it in
Section 3.02.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

            "SECURITY AGREEMENTS" means the Company Security Agreement and any other security agreement now or hereafter executed by any Credit Party granting the Agent a security interest in its assets as security for the Obligations, substantially in the form of EXHIBIT H.

            "SECURITY DOCUMENTS" means, collectively, the Security Agreements, the Pledge Agreements, the Pledged Account Agreements, any Mortgage and any other agreement pursuant to which any Credit Party provides a Lien on its assets in favor of the Agent for the benefit of the Lenders, and all supplementary assignments, security agreements, pledge agreements, acknowledgments or other documents delivered or to be delivered pursuant to the terms hereof or of any other Security Document.

            "SENIOR MANAGEMENT" means the President or such other officer as shall hereafter perform substantially the same functions as the foregoing.

            "SERVICE AGREEMENT" means an agreement pursuant to which any Credit Party agrees to provide any health care management service.

            "SOLVENT" means, with respect to any Person on a particular date, that on such date (i) the assets of such Person, at a fair valuation, will exceed its liabilities, including contingent liabilities, (ii) the remaining capital of such Person will not be unreasonably small to conduct its business and (iii) such Person will not have incurred debts, and will not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the judgment of the Required Lenders in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

            "SUBSEQUENT LENDER" has the meaning set forth in the definition of "Revolving Credit Commitments".

            "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified or required by the context herein, the term Subsidiary shall be deemed to refer to a Subsidiary of the Company.

            "TARGET" means a Person, group of assets or business line that is the subject of an Acquisition.

            "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Rating Group and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, PROVIDED in each case that such Investment matures within one year from the date of acquisition thereof by the Company or any of its Subsidiaries or (v) any money market or mutual fund that invests only in the foregoing and manager of which and the liquidity of which is reasonably satisfactory to the Agent.

            "TERM LOAN COMMITMENT" means (i) for NationsCredit as a Lender, an amount equal to $10,000,000, less any amount assigned after the date hereof to a Subsequent Lender, and (ii) for any Subsequent Lender, the amount of Term Loan Commitment assigned to such Lender. "Term Loan Commitments" means, at any time, the sum of the Term Loan Commitments of all Lenders in effect at such time.

            "TERM LOAN MATURITY DATE" means December 15, 2003, or such earlier date on which the remaining outstanding Term Loans shall become due and payable whether because of notice of prepayment, acceleration or otherwise.

            "TERM LOAN NOTE" has the meaning set forth in Section 2.02.

            "TERM LOANS" has the meaning set forth in Section 2.01.

            "TOTAL DEBT SERVICE" means, for any period, the sum of (i) the aggregate interest charges incurred by the Holding Company and its Consolidated Subsidiaries for such period, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP but excluding the portion of any debt discount or premium and the expenses of any debt issuance that shall be amortized in such period, and (ii) the aggregate amount of all scheduled principal payments on all Debt, including the portion of any payments under Capital Leases that is allocable to principal.

            "UCC" has the meaning set forth in the Security Agreements.

            "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "WARRANTHOLDERS RIGHTS AGREEMENT" means the Warrantholders Rights Agreement dated as of the date hereof among the Company and the Warrantholders and Stockholders referred to therein, substantially in the form of EXHIBIT K.

            "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.

            "WARRANTS" has the meaning set forth in Section 3.09.

            "WORKING CAPITAL AVAILABILITY" has the meaning specified in Section 3.01(b).

            "WORKING CAPITAL COMMITMENT" has the meaning specified in Section 3.01(b).

            "WORKING CAPITAL LOANS" means the aggregation of Revolving Credit Loans of the Lenders to be made to the Company pursuant to Section 3.01(b).

            SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time ("GAAP"), applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Holding Company and its Consolidated Subsidiaries delivered to the Lenders (subject, in the case of interim financial statements, to the absence of footnotes and to changes resulting from audit and normal year-end adjustments); PROVIDED that, if: (i) the Company notifies the Lenders that the Company wishes to amend any covenant in Article VII or the definition of "Excess Cash Flow" or any related definition to eliminate the effect of any change in GAAP on the operation of such covenant or the determination of "Excess Cash Flow", or (ii) the Agent notifies the Company that the Required Lenders wish to amend Article VII or the definition of "Excess Cash Flow" or any related definition for such purpose, then the Company's compliance with such covenant or "Excess Cash Flow", as the case may be, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

            SECTION 1.03. OTHER DEFINITIONAL PROVISIONS. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

                                   ARTICLE II

                                   TERM LOANS

            SECTION 2.01. TERM LOANS. Upon the terms and subject to the conditions set forth herein, the Lenders severally, not jointly, each agrees to make one senior floating rate loan to the Company pursuant to this Section 2.01 on the Closing Date in a principal amount not to exceed its Term Loan Commitment (such loan, or any portion thereof assigned to any other Lender in accordance with Section 11.06, a "TERM LOAN"). The Term Loans are not revolving in nature and amounts of such Loan repaid or prepaid may not be reborrowed. The Term Loan Commitment shall terminate at the close of business on the Closing Date.

            SECTION 2.02. TERM LOAN NOTES. Each Term Loan shall be evidenced by a Term Loan Note of the Company substantially in the form of EXHIBIT A-1 (each such note, a "TERM LOAN NOTE"), dated the Closing Date in a principal amount equal to the initial principal amount of such Term Loan or the portion of such Term Loan assigned to any Lender in accordance with Section 11.06, duly executed and delivered by the Company and payable to the Lender of such Term Loan.

            SECTION 2.03.  INTEREST ON THE TERM LOANS.
                           --------------------------

            (a) The Company shall pay interest on the Term Loans monthly in arrears on the first Business Day of each calendar month immediately succeeding the month for which such interest accrues, commencing with the first Business Day of the calendar month following the calendar month in which the Closing Date occurs. In all cases accrued interest on all of the Term Loans shall be payable by the Company to the Lenders on the Term Loan Maturity Date. Interest that accrues at the Default Rate shall be payable upon demand. If any interest on any of the Term Loans accrues or remains payable after the Term Loan Maturity Date, such interest shall be payable by the Company upon demand by the Lenders.

            (b) The Company shall be obligated to pay interest to the Lenders on the outstanding principal balance of the Term Loans from and including the Closing Date until the Term Loans are repaid in full. Subject to Section 9.02(b), interest on the outstanding principal amount of the Term Loans during any month shall accrue at a floating rate per annum equal to the Index Rate PLUS 4.25%.

            (c) Each determination by the Agent of the interest rate hereunder shall be presumed correct, absent clear and convincing evidence to the contrary.

            SECTION 2.04.   REPAYMENTS AND PREPAYMENTS OF TERM LOAN NOTES.
                            ----------------------------------------------

            (a) MANDATORY SCHEDULED REPAYMENTS. Commencing on April 1, 1999 and continuing on each Quarterly Date thereafter, the Company shall repay the Term Loans in quarterly installments of principle in an amount equal to the percentage set forth for such Quarterly Date below multiplied by the principal amount of Term Loans advanced on the Closing Date, PROVIDED that there shall become due and the Company shall pay on the Term Loan Maturity Date the entire outstanding principal amount of the Term Loans, together with accrued and unpaid interest on the principal amount being repaid to but excluding the date of payment.

                               AMORTIZATION TABLE

             DATE                      QUARTERLY INSTALLMENT PERCENTAGES
             April 1, 1999                          2.50%
             July 1, 1999                           2.50%
             October 1, 1999                        2.50%
             January 1, 2000                        2.50%
             April 1, 2000                          3.75%
             July 1, 2000                           3.75%
             October 1, 2000                        3.75%
             January 1, 2001                        3.75%
             April 1, 2001                          5.00%
             July 1, 2001                           5.00%
             October 1, 2001                        5.00%
             January 1, 2002                        5.00%
             April 1, 2002                          5.00%
             July 1, 2002                           5.00%
             October 1, 2002                        5.00%
             January 1, 2003                        5.00%
             April 1, 2003                          5.00%
             July 1, 2003                           5.00%
             October 1, 2003                        5.00%

            (b) MANDATORY INCREMENTAL PREPAYMENTS. There shall become due and payable, and the Company shall prepay, an aggregate principal amount of the Term Loans (or, if less, the aggregate outstanding principal amount of the Term Loans) in the following amounts at the following times, and in the case of any prepayment of the remaining Term Loans in whole, accrued and unpaid interest on the principal amount being prepaid to but excluding the date of such payment:

                  (i) on the earlier of (x) the date the audited financial statements for each Fiscal Year are delivered in accordance with Section
      6.01 and (y) 90 days following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 1999, an amount equal to 50% of the Excess Cash Flow for such Fiscal Year then ended;

                  (ii) promptly upon receipt by the Company or any other Credit Party of (x) any payment which constitutes Major Casualty Proceeds or (y) any payment under the Key-Person Life Insurance Policy, an amount equal to the amount of such payment, unless, in the case of Major Casualty Proceeds only, the Required Lenders shall otherwise direct (in which case the amount of such payment shall be deposited into the Insurance Account to be held and applied in accordance with Section 5 of the Company Security Agreement);

                  (iii) promptly upon receipt by the Holding Company of the proceeds from the issuance and sale of Common Stock or other equity securities after the Closing Date, an amount equal to 50% of the Net Cash Proceeds of such issuance and sale;

                  (iv) upon receipt by the Company or any other Credit Party of the Net Proceeds of any Asset Sale, such Net Proceeds; and

                  (v) promptly upon receipt by APS of a Capitated Beneficiary Adjustment payment, 100% of such Capitated Beneficiary Adjustment payment.

            (c)   OPTIONAL PREPAYMENTS.
                  --------------------

                  (i) From and after the Closing Date, the Company may prepay the Term Loans, in whole or in part (in principal amounts of $100,000 or in any integral multiple of $10,000 in excess thereof), upon at least 10 days' prior irrevocable written notice to the Lenders (and, in the case of any prepayment, such amounts specified in such notice shall become due and payable on the date so specified), by paying an amount equal to the aggregate principal amount being prepaid and any premium due pursuant to
      Section 2.04(e) below, plus, in the case of any prepayment of the remaining Term Loans in whole, accrued and unpaid interest on the principal amount being prepaid to but excluding the date of payment.

                  (ii) Notwithstanding the foregoing, the Company may not prepay the Term Loans in whole pursuant to this subsection (c) unless simultaneously with such prepayment the Company repays all Revolving Credit Loans, any accrued unpaid interest on the Revolving Credit Loans and any premium due with respect thereto and terminates the Revolving Credit Commitments.

            (d) APPLICATION OF PAYMENT/COMMITMENT REDUCTIONS. Each repayment or prepayment of less than all of the outstanding aggregate principal amount of the Term Loans shall be applied PRO RATA to all the Term Loan Notes according to their respective outstanding principal amounts. The principal amount of each payment pursuant to Section 2.04(b) or (c) shall be applied to reduce each of the remaining payments required by Section 2.04(a) in the inverse order of the maturity of such installments (subject to the Lenders' rights to elect otherwise pursuant to Section 8.01). No payment pursuant to Section 2.04(a) or (c), shall (except as reflected in any determination of Excess Cash Flow) reduce the amount of any payment required by Section 2.04(b).

            (e) PREPAYMENT PREMIUM. Upon each prepayment pursuant to Section 2.04(c) occurring prior to the first anniversary of the Closing Date, the Company shall pay to the Agent for the ratable account of the Lenders, a premium equal to 1.50% of the principal amount being prepaid.

                                   ARTICLE III

                             REVOLVING CREDIT LOANS

            SECTION 3.01. REVOLVING CREDIT LOANS AND COMMITMENTS. (a) Upon the terms and subject to the conditions set forth herein, from time to time prior to
(i) the Commitment Termination Date, in the case of Working Capital Loans, and
(ii) the Availability Termination Date, in the case of Acquisition Loans, each Lender severally and not jointly agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") from time to time to the Company in an aggregate principal amount at any time outstanding not to exceed such Lender's Revolving Credit Commitment. Revolving Credit Loans shall constitute either Working Capital Loans or Acquisition Loans.

            (b) (i) Working Capital Loans shall be available for the working capital needs of the Company and its Subsidiaries. The Working Capital Loans shall not at any time exceed in aggregate principal amount outstanding the least of (said amount, the "WORKING CAPITAL AVAILABILITY"):

                  (A)   $3,000,000 (the "WORKING CAPITAL COMMITMENT"),

                  (B) the amount that, when added to the outstanding Debt of the Company and such sum is used in calculating the Holding Company's Leverage Ratio on a pro forma basis as of the date of a proposed borrowing, would not cause the Leverage Ratio of the Holding Company to exceed the maximum Leverage Ratio in effect at such time under
                        Section 7.16, and

                  (C) the Revolving Credit Commitment then in effect, less the aggregate outstanding principal amount of Acquisition Loans.

                  (ii) Each Working Capital Loan shall be in an aggregate amount of $100,000 or an integral multiple of $10,000 in excess thereof. No more than one borrowing of Working Capital Loan shall be made within any week beginning on Monday of such week and ending on the last Business Day of such week.

            (c) Acquisition Loans shall be available for the purpose of financing Acquisitions by the Company that are approved by the Agent and the Required Lenders in their sole good faith discretion, in such amounts and upon such terms and conditions as the Required Lenders shall approve, and in an aggregate principal amount not to exceed at any time outstanding in the exercise of such discretion (the "ACQUISITION AVAILABILITY") the Revolving Credit Commitment then in effect, less the aggregate outstanding principal amount of Working Capital Loans; PROVIDED that no Acquisition Loan will be permitted if the amount of such Acquisition Loan when added to the outstanding Debt of the Company and which sum is used in calculating the Holding Company's Leverage Ratio on a pro forma basis as of the proposed date of such borrowing after giving effect to the proposed Acquisition, would cause the Leverage

Ratio of the Holding Company to exceed the maximum Leverage Ratio in effect at such time under Section 7.16, unless the Company can demonstrate that the Leverage Ratio calculated on a pro forma basis as of the proposed date of such borrowing after giving effect to the Acquisition and any adjustments to the EBITDA of the Target permitted by the Required Lenders in their sole good faith discretion, does not exceed 3.00 to 1.00.

            (d) Within the foregoing limits, to but excluding (i) the Availability Termination Date, in the case of Acquisition Loans, and (ii) the Commitment Termination Date in the case of Working Capital Loans, the Company may borrow under this Section 3.01, repay or prepay Revolving Credit Loans as required under Section 3.05(b) or to the extent permitted by Section 3.06, and reborrow pursuant to this Section 3.01.

            SECTION 3.02. REVOLVING CREDIT NOTES. The Revolving Credit Loans of each Lender shall be evidenced by a single Revolving Credit Note, substantially in the form of EXHIBIT A-2 (each such note, a "REVOLVING CREDIT NOTE"), dated the Closing Date in an aggregate principal amount equal to the amount of such Lender's Revolving Credit Commitment, duly executed and delivered and payable to such Lender. Each Lender shall record the date and amount of each Revolving Credit Loan made by it, whether such Revolving Credit Loan was a Working Capital Loan or an Acquisition Loan, and the date and amount of each payment of principal made by the Company with respect thereto, and prior to any transfer of its Revolving Credit Note shall endorse on Schedule A thereto (or any continuation thereof) forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Revolving Credit Loan then outstanding; PROVIDED that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Revolving Credit Notes. Each Lender is hereby irrevocably authorized by the Company so to endorse its Revolving Credit Note and to attach to and make a part of its Revolving Credit Note a continuation of any such schedule as and when required.

            SECTION 3.03. INTEREST ON THE REVOLVING CREDIT LOANS. (a) The Company shall pay interest on the Revolving Credit Loans to the Lenders monthly in arrears on the first day of each calendar month immediately succeeding the month for which such interest accrues, commencing with the first day of the calendar month following the calendar month in which the Closing Date occurs. In all cases accrued interest on all of the Revolving Credit Loans shall be payable by the Company to the Lenders on the Commitment Termination Date. Interest at the Default Rate shall be payable upon demand by the Lenders. If any interest on any of the Revolving Credit Loans accrues or remains payable after the Commitment Termination Date, such interest shall be payable by the Company upon demand by the Lenders.

                  (b) The Company shall be obligated to pay interest to the Lenders on the outstanding principal balance of each Revolving Credit Loan from the date such Revolving Credit Loan is made until such Revolving Credit Loan is repaid in full. Subject to Section 9.02(b), interest on all Revolving Loans outstanding during any month shall accrue at a floating rate per annum equal to the Index Rate PLUS 3.75%.

                  (c) Each determination by the Agent of the interest rate hereunder shall be conclusive and binding for all purposes, absent clear and convincing evidence to the contrary.

            SECTION 3.04. ADVANCING REVOLVING CREDIT LOANS. (a) Each Working Capital Loan shall be made on notice by the Company to the Agent, given no later than 10:00 A.M. (New York time) on the Business Day of the proposed Revolving Credit Loan. Such notice (each a "NOTICE OF WORKING CAPITAL LOAN") shall be substantially in the form of EXHIBIT B hereto, shall be duly completed and executed by an Authorized Signatory, and shall specify therein the requested date and amount of such Working Capital Loan, and such other information as may be required by the Agent.

                  (b) Each Acquisition Loan shall be made upon such notice and upon such terms and conditions as the Agent shall specify at the time. Notwithstanding the foregoing, no request for an Acquisition Loan pursuant to this subsection (b) shall be effective until the Agent notifies the Company that the Agent and the Required Lenders have consented to the proposed Acquisition after having been provided such information respecting the proposed Acquisition as the Agent and the Required Lenders shall require and such time to review the same as the Agent and the Required Lenders shall reasonably deem necessary.

                  (c) Each Notice of Working Capital Loan or notice of a borrowing pursuant to subsection (b) of this Section (each a "NOTICE OF REVOLVING CREDIT LOAN") shall be given in writing (by telecopy, telex or cable) or by telephone and confirmed immediately in writing.

                  (d) Not later than 4:00 p.m. (New York City time) (i) on the date of the requested borrowing, in the case of a Notice of Working Capital Loan or (ii) on the date of the borrowing specified by the Agent following receipt of notice of approval of such Acquisition from the Required Lenders in the case of any other Notice of Revolving Credit Loan, each Lender shall make available its ratable share of such borrowing of Loans, in immediately available funds, to the Company Account.

                  (e) The failure of any Lender to make a Revolving Credit Loan on such date shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Loan on that date. Neither the Agent nor any Lender shall be responsible for the failure of any other Person to make any Revolving Credit Loan hereunder on the date required therefor.

            SECTION 3.05. MANDATORY REPAYMENTS AND PREPAYMENTS. (a) The Revolving Credit Commitment of each Lender shall terminate at the opening of business on December 15, 2003 (such date and such earlier date on which the Revolving Credit Commitments shall terminate pursuant to Section 3.08, Section
8.01 or otherwise, the "COMMITMENT TERMINATION DATE"), and there shall become due and the Company shall pay on the Commitment Termination Date, the entire outstanding principal amount of each Revolving Credit Loan, together with accrued and unpaid interest thereon to but excluding the Commitment Termination Date.

            (b) If at any time (i) the aggregate unpaid principal balance of the Working Capital Loans exceeds the Working Capital Availability, or (ii) the aggregate unpaid principal balance of the Acquisition Loans exceeds the Acquisition Availability, then, on the next succeeding Business Day, the Company shall prepay Working Capital Loans and/or Acquisition Loans in an aggregate principal amount equal to such excess.

            (c) Commencing on April 1, 2000 (the "AMORTIZATION COMMENCEMENT DATE") and continuing on each Quarterly Date thereafter, the Company shall repay the Revolving Credit Loans in equal quarterly installments of principal in an amount equal to 5.00% of all Acquisition Loans outstanding at the close of business on the Business Day prior to the Amortization Commencement Date.

            (d) There shall become due and payable, and the Company shall prepay, on the earlier of (i) the date the audited financial statements for each Fiscal Year are delivered in accordance with Section 6.01 and (ii) 90 days following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 1999, an aggregate principal amount of Revolving Credit Loans equal to the excess of (x) fifty percent (50%) of the Excess Cash Flow for such Fiscal Year over (y) the amount of such Excess Cash Flow applied to the repayment of Term Loans on such date in accordance with Section 2.04(b).

            (e) There shall become due and payable, and the Company shall prepay promptly upon receipt by any Credit Party of the proceeds of any Asset Sale, an amount equal to the excess of (x) 100% of the Net Cash Proceeds of such Asset Sale over (y) the amount of such Net Proceeds applied to repayment of Term Loans on such date in accordance with Section 2.04(b).

            (f) There shall become due and payable, and the Company shall prepay promptly upon receipt by any Credit Party of (x) any payment which constitutes Major Casualty Proceeds or (y) any payment under the Key-Person Life Insurance Policy, an amount equal to the excess of (x) the amount of such payment over (y) the amount of such payment applied to the repayment of Terms Loans on such date in accordance with Section 2.04(b), unless, in the case of Major Casualty Proceeds only, the Required Lenders shall otherwise direct (in which case the amount of such payment shall be deposited into the Insurance Account to be held and applied in accordance with Section 5 of the Company Security Agreement).

            (g) There shall become due and payable, and the Company shall prepay promptly upon receipt by the Holding Company of the proceeds from the issuance and sale of Common Stock or other equity securities after the Closing Date, an amount equal to the excess of (x) 50% of the Net Cash Proceeds of such issuance and sale over (y) the amount of such Net Cash Proceeds applied to the repayment of Term Loans on such date in accordance with Section 2.04(b).

            (h) There shall become due and payable, and the Company shall prepay promptly upon receipt by the Company of a Capitated Beneficiary Adjustment payment, an amount equal to the excess of (x) 100% of such Capitated Beneficiary Adjustment payment over (y) the amount of such Capitated Beneficiary Adjustment payment applied to the repayment of Term Loans on such date in accordance with Section 2.04(b).

            SECTION 3.06. OPTIONAL PREPAYMENTS. The Company may prepay the Revolving Credit Loans in whole or in part (in minimum principal amounts of $100,000 or in any larger integral multiple of $10,000, or the total remaining amount outstanding) upon at least three Business Days' prior irrevocable written notice to the Lenders, without premium or penalty except as provided in Section 3.08(b). The aggregate principal amount of the Revolving Credit Loans designated for prepayment in any notice of optional prepayment given pursuant to this subsection shall become due and payable on the date fixed for prepayment as specified in such notice.

            SECTION 3.07. APPLICATION OF PAYMENTS. Each payment or prepayment of less than all the outstanding aggregate principal amount of the Loans shall be applied PRO RATA to all Loans according to their respective outstanding principal amounts, and shall be applied to the Class of Loan required under this Agreement or, if not so required, as directed by the Company. The principal amount of each payment on the Loans pursuant to Section 3.06 shall be applied to reduce the remaining payments required by Section 3.05(c) in inverse order of the maturity thereof. No payment of the principal amount of the Loans pursuant to Section 3.05(c) or 3.06 shall reduce the amount of any payment required by Sections 3.05(d) through (h). Each payment of less than all of the outstanding aggregate principal amount of Revolving Credit Loans of any Class shall be applied by the Lender receiving such payment, PRO RATA to all Revolving Credit Loans of such Class held by such Lender according to their respective outstanding principal amounts.

            SECTION 3.08. REDUCTION OF COMMITMENTS. (a) The Revolving Credit Commitment shall reduce (i) on the Availability Termination Date to an amount equal to (x) the Working Capital Commitment, PLUS (y) the amount of the aggregate outstanding principal amount of Acquisition Loans, and (ii) thereafter by the amount of each payment made or required to be made pursuant to Section 3.05(c), (d) (e), (f), (g) or (h) or Section 3.06.

      (b) The Company shall have the right at any time to terminate in whole this Agreement, or from time to time, irrevocably to reduce in part the amount of the Revolving Credit Commitment upon at least 30 days' prior written notice to the Agent. Such notice shall be irrevocable on the part of the Company and shall specify the effective date of such reduction or termination, whether a termination or reduction is being made, and, in the case of any reduction, the amount thereof shall be in an amount of Two Million Five Hundred Thousand Dollars ($2,500,000) or an integral multiple thereof. Upon any such reduction, the Company shall simultaneously prepay any outstanding Revolving Credit Loans to the extent necessary so that the aggregate outstanding principal amount of the Revolving Credit Loans does not exceed the amount of the Revolving Credit Commitment after giving effect to any partial reduction thereof. The aforesaid prior notice requirement shall not apply to the Agent's exercise of remedies under Section 8.01. In the event the Company exercises its rights under this paragraph to prepay the Revolving Credit Loans and terminate this Agreement or permanently reduce the Revolving

Credit Commitment, the Company agrees that such prepayment shall be accompanied by (i) the payment by the Company to the Agent for the ratable account of the Lenders of all accrued and unpaid interest and, in the case of a termination of this Agreement, all fees and other remaining Obligations hereunder and (ii) if such reduction or prepayment shall occur prior to the first anniversary of the Closing Date, the payment of a fee to the Agent for the ratable account of the Lenders equal to 1.50% multiplied by the amount by which the Revolving Credit Commitments are permanently reduced by such exercise. The amount of the Revolving Credit Commitment may not be reinstated if it is reduced or if this Agreement is terminated by the Company.

            SECTION 3.09. WARRANTS. (a) On the Agreement Date, the Holding Company shall deliver to NationsCredit, in consideration for executing this Agreement, warrants exercisable for a number of shares of Common Stock corresponding to up to 7.00% of the equity of Holding Company on a fully diluted basis (together with any substitutions or replacements therefor, the "WARRANTS"), subject to adjustment in accordance with the terms of the Warrants. The Warrants shall be substantially in the form of EXHIBIT J hereto, and shall be duly executed and registered in such name or names and in such denominations as NationsCredit shall have notified the Holding Company. The Warrants shall be fully earned by NationsCredit by its execution hereof.

            (b) The Holding Company and NationsCredit agree that, for Federal income tax purposes (i) the Warrants together with the Revolving Credit Loans and Term Loans constitute an investment unit and (ii) the aggregate issue price of the Revolving Credit Loans and Term Loans is $________ and the aggregate purchase price of the Warrants is $_______. Neither of the Holding Company nor any Lender shall voluntarily take any action inconsistent with the agreement set forth in the immediately preceding sentence.

                                   ARTICLE IV

                                   CONDITIONS

            SECTION 4.01. CONDITIONS TO CLOSING. The obligation of each Lender to make Loans on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

            (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b) receipt by NationsCredit of a duly executed Term Loan Note and Revolving Credit Note for its account and of the duly executed Warrantholders Rights Agreement, and of certificates representing the Warrants, all duly executed and registered in such name or names and in such denominations as NationsCredit shall have requested, each in the form provided for herein;

            (c) receipt by the Agent of duly executed counterparts of each Security Document required to be effective on the Closing Date (including the Pledged Account Agreements), each in the form provided for herein, together with evidence satisfactory to it in its sole good faith discretion of the effectiveness, priority and perfection of the security contemplated thereby and any consents required in connection therewith and the lien search reports and any additional documents reasonably requested by the Agent;

            (d) receipt by the Agent of duly executed counterparts of the Guaranty Agreements, each in the form provided herein;

            (e) receipt by the Agent of opinions of Michaels, Wishner & Bonner, P.C., counsel for the Company, substantially in the form of Exhibit L, and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request (by its execution and delivery of this Agreement, the Company authorizes and directs such counsel to deliver such opinions to the Agent);

            (f) receipt by NationsCredit, including in its capacity as Agent, of all fees and any other amounts due and payable hereunder (including fees and expenses payable pursuant to Section 9.04);

            (g) receipt by NationsCredit of any information it may request concerning the financial condition, results of operations, liabilities (contingent and otherwise, including with respect to environmental liabilities and employee and retiree benefits) and prospects of, and the financial reporting and accounting systems and the management information systems of, the Credit Parties; and confirmation satisfactory to the Agent; and satisfaction of the Agent in its sole good faith discretion with all such information;

            (h) satisfaction of NationsCredit in its sole good faith discretion as to the absence of event, act, condition or occurrence of whatever nature that constitutes, or that is reasonably likely to result in, a Material Adverse Effect;

            (i) receipt by NationsCredit of a certificate signed by the chief financial officer or treasurer of the Company to the effect that, both before and immediately after the execution and delivery of the Financing Documents, the making of the Loans, the issuance of the Warrants and the consummation of the transactions contemplated to take place on the Closing Date, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Holding Company and the Company made in or pursuant to the Financing Documents executed by such Person are true in all material respects;

            (j) receipt by NationsCredit of (i) the financial statements and balance sheet referred to in Sections 5.04(a), and (ii) a Notice of Revolving Credit Loan together with payment instructions with respect to each wire transfer to be made by the Agent on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer;

            (k) receipt by the Agent of the certificate referred to in Section 6.04(b) and of a copy of the Key-Person Life Insurance Policy and a duly executed instrument of assignment assigning the Key-Person Life Insurance Policy to the Agent as collateral under the Security Documents;

            (l) receipt by the Agent of evidence satisfactory to it in its sole good faith discretion of the effectiveness of employment and non-compete agreements between the Company and Dr. Kenneth A. Kessler, that are in form and substance satisfactory to the Agent in its sole good faith discretion;

            (m) receipt by the Agent of evidence satisfactory to it in its sole good faith discretion that all outstanding obligations of the Credit Parties (if any) under any existing financing agreements have been paid in full, all commitments thereunder have been terminated and all Liens securing such obligations and all guarantees thereof have been released;

            (n) receipt by the Agent of all documents it may reasonably request relating to the existence of the Credit Parties, the corporate authority for and the validity of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent in its sole good faith discretion; and

            (o) receipt by the Agent of such other documents, opinions and evidences as the Agent shall require in its sole good faith discretion.

The documents referred to in this Section shall be delivered to the Agent no later than the Closing Date. The certificates and opinions referred to in this Section shall be dated the Closing Date.

            SECTION 4.02. CONDITIONS TO ACQUISITION LOANS. The obligation of any Lender to make an Acquisition Loan on the occasion of any borrowing is subject to the satisfaction of the following additional conditions:

            (a) receipt by each Lender of a Notice of Revolving Credit Loan in accordance with Section 3.04;

            (b) receipt by the Agent of all documents, instruments and agreements to be delivered in connection with the Acquisition and/or any financing therefor;

            (c) completion of, and satisfaction of the Agent and the Required Lenders with, such legal and/or business due diligence review of the Acquisition, the terms thereof, and the Target thereof as the Agent and the Required Lenders (including any independent consultant retained thereby) reasonably shall deem relevant;

            (d) evidence satisfactory to the Agent that all property to be acquired in the Acquisition, including all property of any Person that, following such Acquisition, is to become a Subsidiary, will be pledged to the Agent and the Lenders as security for the Obligations and that the Liens granted pursuant thereto will constitute perfected Liens, subject only to Permitted Liens, and that any Person that will become a Subsidiary as a result of such Acquisition has executed a guaranty of the Obligations in form and substance satisfactory to the Agent and the Required Lenders and otherwise complied with the requirements of Section 7.07;

            (e) receipt by the Agent and the Lenders of such historical financial statements and information and such market information respecting the target of the Acquisition as the Agent and the Required Lenders reasonably shall deem relevant;

            (f) receipt by the Agent and the Lenders of PRO FORMA financial statements showing the Target and the Company on a consolidated basis after giving effect to such Acquisition as of the date of the closing thereof (but only with such adjustments, if any, as shall be approved by the Agent and the Required Lenders in their sole discretion) and a certificate of the chief financial officer or treasurer of the Company demonstrating that the Company, both before and after giving effect to the Acquisition, will be in compliance with the financial and other covenants contained herein and in the other Financing Documents;

            (g) receipt by the Agent of evidence satisfactory to the Agent and the Required Lenders in their sole good faith discretion of the satisfaction (without waiver) of all material conditions to the closing of the Acquisition (other than payment of that portion of the purchase price to be paid in connection with such Acquisition with proceeds of an Acquisition Loan) on the closing date thereof, and satisfaction of the Agent and the Required Lenders in their sole good faith discretion with the material terms and conditions of the operative acquisition documents;

            (h) receipt by the Agent of a copy of each opinion, report and other document required to be delivered pursuant to the operative acquisition documents and requested by the Agent, with a letter from each Person delivering any such opinion or report authorizing reliance thereon by the Agent and the Lenders, all in form and substance satisfactory to the Agent; and

            (i) such other information respecting the Acquisition, the target or the Company as the Agent and the Lenders reasonably shall deem relevant.

            SECTION 4.03. CONDITIONS TO EACH LOAN. The obligation of any Lender to make a Loan on the occasion of any borrowing thereof (including on the Closing Date), is subject to the satisfaction of the following additional conditions:

            (a) receipt by each Lender of a Notice of Revolving Credit Loan in accordance with Section 3.04;

            (b) the fact that, immediately after such borrowing or issuance, (i) the aggregate outstanding principal amount of the Revolving Credit Loans will not exceed the aggregate amount of the Revolving Credit Commitments and (ii) the aggregate outstanding principal amount of Working Capital Loans will not exceed the Working Capital Availability;

            (c) the fact that, immediately before and after such borrowing or issuance, no Default shall have occurred and be continuing; and

            (d) the fact that the representations and warranties of the Credit Parties contained in the Financing Documents shall be true in all material respects on and as of the date of such borrowing, except for such changes therein as are expressly permitted by the terms of this Agreement.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            The Company and the Holding Company, jointly and severally, represent and warrant that:

            SECTION 5.01. CORPORATE EXISTENCE AND POWER. Each Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its organization, and each Credit Party has all corporate powers, if applicable, and all material governmental licenses, authorizations, consents and approvals, if any, required to carry on its business as now conducted and as from time to time conducted. Each Credit Party is qualified to do business as a foreign corporation in each jurisdiction in which the failure of such Credit Party to be so qualified could reasonably be expected to have a Material Adverse Effect.

            SECTION 5.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the each Credit Party of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC-1 financing statements, which have been made and are in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation (including specifically any applicable rule or regulation relating to the eligibility of any Credit Party to receive payment and to participate as an accredited and certified provider of health care services under Medicare, Medicaid, CHAMPUS, CHAMPVA or any Blue Cross/Blue Shield or equivalent program or relating to the licenses and permits required therein or in connection therewith) the violation of which could reasonably be expected to have a Material Adverse Effect, or of the certificate of incorporation or by-laws of such Credit Party, or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party or result in the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any asset of any Credit Party.

            SECTION 5.03. BINDING EFFECT; LIENS OF SECURITY DOCUMENTS. (a) Each of the Financing Documents to which any Credit Party is a party (other than the Notes and the Warrants) constitutes a valid and binding agreement of such Credit Party, and each of the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, and in each of the Warrants, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations, of the Holding Company and each of the Warrants when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company in each case enforceable in accordance with its respective terms, subject to: (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally; and (ii) the effect of general principles of equity whether applied by a court of equity or law.

            (b) The Security Documents create valid security interests in, and first-priority mortgage Liens on, the Collateral purported to be covered thereby, which security interests are perfected security interests, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by any Credit Party in the Security Documents is true and correct in all material respects.

            SECTION 5.04.  FINANCIAL INFORMATION

            (a) (i) The audited consolidated balance sheet of the Holding Company and its Consolidated Subsidiaries as of December 31, 1997, and the related audited consolidated statements of operations and cash flows for the fiscal year then ended, (ii) the consolidated balance sheet of the Holding Company and it Consolidated Subsidiaries as of August 31, 1998, and the related consolidated statements of operations and cash flows for the eight months then ended, reviewed by independent accountants satisfactory to the Agent, and (iii) the unaudited and unreviewed consolidated balance sheet of the Holding Company and its Consolidated Subsidiaries as of October 31, 1998, and the related unaudited consolidated statements of operations and cash flows for the ten months then ended, copies of each of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a consistent basis the consolidated financial position of the Holding Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the statements described in clause (ii) and (iii), to normal year-end adjustments and the absence of footnotes). As of the dates of such balance sheets and the date hereof, no Credit Party had or has any material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheets.

            (b) Since December 31, 1997, there has been no event, act, condition or occurrence of whatever nature that constitutes, or that could reasonably be expected to result in, a Material Adverse Effect.

            (c) Attached hereto as SCHEDULE 5.04 is a schedule showing the annual operating and capital expenditures budget and cash flow forecast for the Holding Company and its Consolidated Subsidiaries for the Fiscal Year ending December 31, 1999. Such schedule represents the best estimate of the Holding Company of the operating and capital expenditures and cash flow for the Holding Company and its Consolidated Subsidiaries for the Fiscal year ending December 31, 1999, taking into account all information available to the Holding Company as of the Closing Date.

            SECTION 5.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Holding Company or the Company threatened against or affecting, any Credit Party before any court or arbitrator or any governmental body, agency or official which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There is no action, suit or proceeding pending against, or to the best knowledge of the Holding Company or the Company threatened against or affecting, any party to any of the Financing Documents before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of any of the Financing Documents. Except as described on SCHEDULE 5.05, there is, to the best knowledge of the Holding Company or the Company, no pending investigation of any Credit Party by HCFA or any other governmental authority, which investigation is not otherwise conducted in the ordinary course of business and no criminal, civil or administrative action, audit or, to the best knowledge of the Company, investigation by a fiscal intermediary or by or on behalf of any governmental authority exists or, to the best knowledge of the Holding Company or the Company, is threatened with respect to any Credit Party which could reasonably be expected to materially and adversely affect any Credit Party's right to receive Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement to which such Credit Party would otherwise be entitled, or right to participate in the Medicare, Medicaid, CHAMPUS or CHAMPVA programs, or otherwise have a Material Adverse Effect on the receipt of Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement by such Credit Party, and, to the best knowledge of the Holding Company or the Company, no Credit Party is subject to any pending but unassessed Medicare, Medicaid, CHAMPUS or CHAMPVA claim payment adjustments, except to the extent that such Credit Party is contesting such assessment in good faith by appropriate proceedings diligently pursued and has established and will maintain adequate reserves for such adjustments in accordance with GAAP.

            SECTION 5.06. OWNERSHIP OF PROPERTY, LIENS. On and as of the Closing Date, each Credit Party is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may be) by such Person on the balance sheet referred to in Section 5.04(a), and none of such Person's properties and assets is subject to any Liens, except Permitted Liens. The Credit Parties conduct their business without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of others and, except as described on SCHEDULE 5.06, there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of any Credit Party.

            SECTION 5.07. NO DEFAULT. No Default has occurred and is continuing and no Credit Party is in default under or with respect to any material contract, agreement, lease or other material instrument to which it is a party or by which its property is bound or affected. No Credit Party has received notification from any governmental authority that any such governmental authority has taken or intends to take action to revoke, terminate or adversely amend any license, certificate, accreditation or permit of such Person to operate a healthcare facility or to participate under Medicare, Medicaid, CHAMPUS or CHAMPVA.

            SECTION 5.08. NO BURDENSOME RESTRICTIONS. No contract, lease, agreement or other instrument to which any Credit Party is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation is reasonably likely to have or result in a Material Adverse Effect.

            SECTION 5.09. LABOR MATTERS. There are no strikes or other labor disputes pending or, to the best knowledge of the Holding Company or the Company, threatened, against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party is a party or by which it is bound.

            SECTION 5.10. SUBSIDIARIES; OTHER EQUITY INVESTMENTS. Other than as set forth on SCHEDULE 5.10, neither the Holding Company nor the Company have any Subsidiaries. Each Subsidiary is, and, in the case of any additional Subsidiary formed after the Closing Date, each of such additional corporate Subsidiaries, will be at each time that this representation is made or deemed to be made after the Closing Date, a wholly-owned Subsidiary that is a corporation or other business entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, and have all corporate or other powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as then conducted. No Credit Party is engaged in any joint venture or partnership with any other Person.

            SECTION 5.11. INVESTMENT COMPANY ACT. Neither the Holding Company nor the Company is an "investment company" as defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by the Financing Documents do not and will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

            SECTION 5.12. MARGIN REGULATIONS. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board.

            SECTION 5.13. TAXES. The Holding Company's federal tax identification number is 54-1602622. The Company's federal tax identification number is 52-2134236. All Federal, state and local tax returns, reports and statements required to be filed by or on behalf of the Credit Parties prior to the date hereof have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (including real property taxes) and other charges shown to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except any of the foregoing as may be subject to a Permitted Contest. All state and local sales and use taxes required to be paid by the Credit Parties prior to the date hereof have been paid, except any of the foregoing as may be subject to a Permitted Contest. All Federal and state returns have been filed by the Credit Parties for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

            SECTION 5.14. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            SECTION 5.15. BROKERS. No broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has and will have any obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

            SECTION 5.16. EMPLOYMENT, SHAREHOLDERS AND SUBSCRIPTION AGREEMENTS. Except for the agreements described in SCHEDULE 5.16, true and complete copies of which have been delivered to the Lenders, there are no (i) employment agreements covering the management of any Credit Party, (ii) collective bargaining agreements or other labor agreements covering any employees of the any Credit Party, (iii) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which any Credit Party is bound or (iv) material agreements regarding any Credit Party, their respective assets or operations or any investment therein to which any of its stockholders is a party or by which it is bound.

            SECTION 5.17. FULL DISCLOSURE. None of the information (financial or otherwise) furnished by or on behalf of any Credit Party to the Agent or any Lender in connection with the consummation of the transactions contemplated by any of the Financing Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All financial projections delivered to the Lenders have been prepared on the basis of the assumptions stated therein. Except as previously disclosed to the Agent in writing, such projections represent the Company's best estimate of the Credit Parties' future financial performance and such assumptions are believed by the Holding Company and the Company to be fair and reasonable in all material respects in light of current business conditions.

            SECTION 5.18. PRIVATE OFFERING. Neither the Holding Company or the Company nor any Person acting on its behalf has offered the Notes, the Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Lenders and not more than five other institutional investors. Neither the Holding Company or the Company nor any Person acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes or the Warrant Shares to Section 5 of the Securities Act.

            SECTION 5.19. COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS MATERIALS. Except as provided on SCHEDULE 5.19 or other non-compliances which could not reasonably be expected to have a Material Adverse Effect:

      (a) Other than generation in compliance with all applicable Environmental Laws, no Hazardous Materials are located on any properties now owned, leased or operated by the Credit Parties or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties. No portion of any such property is being used for the disposal, storage, treatment, processing or other handling of Hazardous Materials (other than processing or handling incidental to the generation of Hazardous Materials in compliance with all applicable Environmental Laws), nor is any such property affected by any Hazardous Materials Contamination.

      (b) Other than generation in compliance with all applicable Environmental Laws, during any period of ownership, operation, possession or control thereof by any Credit Party, no Hazardous Materials were located on any properties previously owned, leased or operated by any Credit Party or were released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties. No portion of any such property was used during any period of ownership, operation, possession or control thereof by any Credit Party, for the disposal, storage, treatment, processing or other handling of Hazardous Materials (other than processing or handling incidental to the generation of Hazardous Materials in compliance with all applicable Environmental Laws), nor is any such property, to the knowledge of any Credit Party, affected by any Hazardous Materials Contamination.

      (c) No asbestos or asbestos-containing materials are present on any of the properties now owned, leased or operated by any Credit Party.

      (d) No asbestos or asbestos-containing materials were present, during any period of ownership, operation, possession or control thereof by any Credit Party, on any of the properties previously owned, leased or operated by a Credit Party.

      (e) No polychlorinated biphenyls are located on or in any properties now owned, leased or operated by any Credit Party, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

      (f) No polychlorinated biphenyls were, during any period of ownership, operation, possession or control thereof by any Credit Party, located on or in any properties previously owned, leased or operated by any Credit Party, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

      (g) No underground storage tanks are located on any properties now owned, leased or operated by any Credit Party, or were located on any such property and subsequently removed or filled.

      (h) No underground storage tanks were, during any period of ownership, operation, possession or control thereof by any Credit Party, located on any properties previously owned, leased or operated by any Credit Party, or were, during any period of ownership, operation, possession or control thereof by any Credit Party, located on any such property and subsequently removed or filled.

      (i) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination has been served upon or is otherwise know to or, to the Holding Company's or the Company's knowledge, is proposed, threatened or anticipated with respect to or in connection with the operation of any properties now owned, leased or operated by any Credit Party. All such properties and their existing and prior uses comply and at all times have complied with any applicable governmental requirements relating to environmental matters or Hazardous Materials. There is no condition on any of such properties which is in violation of any applicable governmental requirements relating to Hazardous Materials, and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists. None of such properties nor any property to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any material is listed or, to the Holding Company's or the Company's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor, to the knowledge of any Credit Party, is any such property anticipated or threatened to be placed on any such list.

      (j) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination has been served upon or is otherwise known to or, to any Credit Party's knowledge, is proposed, threatened or anticipated with respect to or in connection with the operation of any properties previously owned, leased or operated by any Credit Party and relating to any period of ownership, operation, possession or control thereof by any Credit Party. All such properties and their prior uses by any Credit Party at all times complied with any applicable governmental requirements relating to environmental matters or Hazardous Materials. There is no condition on any of such properties which is in violation of any applicable governmental requirements relating to Hazardous Materials and arising from any use of such properties during any period of ownership, operation, possession or control thereof by any Credit Party, and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists. None of such properties nor any property to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any material is listed or, to any Credit Party's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor, to the knowledge of any Credit Party, is any such property anticipated or threatened to be placed on any such list.

      (k) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which any Credit Party has knowledge in relation to the current or prior business of any Credit Party or any property or facility now or previously owned, leased or operated by any Credit Party which has not been delivered to the Lenders at least five days prior to the Closing Date.

      (1) For purposes of this Section 5.19, the terms "Company" and "Subsidiary" or "Credit Party" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of the Company or any Subsidiary or any Credit Party.

            SECTION 5.20. REAL PROPERTY INTERESTS. Except for the ownership, leasehold or other interests set forth in SCHEDULE 5.20, the Credit Parties have, as of the Closing Date, no ownership, leasehold or other interest in real property.

            SECTION 5.21. INITIAL CAPITALIZATION. Set forth on SCHEDULE 5.21 is a schedule of the capitalization of each of the Credit Parties as of the Closing Date, after giving effect to the transactions contemplated to take place on the Closing Date and the issuance of the Warrant Shares upon exercise of the Warrants, specifying each class of interest held and the amount and holder thereof.

            SECTION 5.22. YEAR 2000 COMPLIANCE. The Holding Company and the Company have (i) initiated a review and assessment of all areas within its, each other Credit Party's and each of its Affiliates' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that, the risk that computer applications used by the Company or such other Person (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(iii) to date, implemented that plan in accordance with that timetable. Each of the Holding Company and the Company reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its, any other Credit Party's or any of its Affiliates' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. SCHEDULE 5.22 attached hereto is complete and correct in all material aspects

            SECTION 5.23. THIRD PARTY REIMBURSEMENT. If any Credit Party is or has been audited by Medicare, Medicaid, CHAMPUS, CHAMPVA or similar governmental payors, (i) none of such audits provides for adjustments in reimbursable costs or asserts claims for reimbursement or repayment by such Credit Party of costs and/or payments theretofore made by such governmental payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            The Holding Company and the Company agree that, so long as any Lender has any Commitment hereunder or any amount payable under any Note:

            SECTION 6.01. FINANCIAL STATEMENTS AND OTHER REPORTS. The Credit Parties will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP, and will deliver to each of the Lenders:

            (a) as soon as practicable and in any event within 30 days after the end of each month, a consolidated and consolidating balance sheet of the Credit Parties as at the end of such month and the related consolidated and consolidating statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such month and for such portion of the Fiscal Year ended at the end of such month set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 6.01(j), all in reasonable detail and certified by the chief financial officer of the Company as fairly presenting the financial condition and results of operations of the Credit Parties and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of the Credit Parties, subject to the absence of footnotes and to changes resulting from audit and normal year-end adjustments;

            (b) as soon as available and in any event within 120 days after the end of the Fiscal Year ending December 31, 1998 and 90 days after the end of each Fiscal Year thereafter, a consolidated and consolidating balance sheet of the Credit Parties as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified (solely with respect to such consolidated statements) without qualification by independent public accountants of nationally recognized standing, and any actuarial report of claims incurred but not reported given by such independent public accountants;

            (c) (i) together with each delivery of financial statements pursuant to (a) and (b) above, an Officers' Certificate of the Company and the Holding Company stating that the officers executing such certificate have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Credit Parties during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such officers do not have knowledge of the existence as at the date of such Officers' Certificate, of any Default, or, if any such Default existed or exists, specifying the nature and period of existence thereof and what action the Credit Parties have taken or are taking or propose to take with respect thereto; (ii) together with each delivery of financial statements for each month and Fiscal Year, a compliance certificate of the chief financial officer or treasurer of the Company (x) providing details of all transactions between the Credit Parties and any Person referred to in
      Section 7.08, (y) demonstrating in reasonable detail compliance during and at the end of such accounting period with the covenants contained in Sections 7.14 through 7.19 and (z) if not specified in the financial statements delivered pursuant to (a) or (b) above, as the case may be, specifying the aggregate amount of interest paid or accrued and the aggregate amount of depreciation and amortization charged, during such accounting period; and (iii) beginning with the delivery of the financial statements for the fiscal year ending December 31, 1999, together with each delivery of financial statements pursuant to (b) above, a statement setting forth in reasonable detail the computation of Excess Cash Flow, if any, for such Fiscal Year, certified by the chief financial officer of the Company as having been prepared from such financial statements in accordance with this Agreement;

            (d) together with each delivery of financial statements pursuant to
      (b) above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in the certificates delivered therewith pursuant to (c) above is not correct and that the matters set forth in the compliance certificate delivered therewith pursuant to clause
      (ii) of (c) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

            (e) promptly upon receipt thereof, copies of all reports submitted to any Credit Party by independent public accountants, actuaries or consultants in connection with each annual, interim or special audit of the financial statements of the Credit Parties made by such accountants or any actuarial or other analysis of accrued claims by such actuary or consultant, including the comment letter submitted by such accountants to management in connection with their annual audit;

            (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Credit Parties to their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions and (iii) all press releases and other statements made available generally by any Credit Party to the public concerning material developments in the business of the Credit Parties;

            (g) promptly upon any officer of any Credit Party obtaining knowledge (i) of the existence of any Default, or becoming aware that the holder of any Debt of any Credit Party that singly, or when aggregated with all other Debt of any of the Credit Parties the holder of which has taken similar actions equals or exceeds $100,000 in principal amount outstanding, has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in the Credit Parties' certified accountant or any resignation, or decision not to stand for re-election, by any member of the Holding Company's board of directors, (iii) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default under the Service Agreement with Coventry Health Care, the Service Agreement with Priority or any other material Service Agreement or any agreement or instrument (other than the Financing Documents) the indebtedness or obligation under which either singly or when aggregated with all other claims or Persons taking similar action, is equal to or greater than $100,000, to which any Credit Party is a party or by which any of their assets are bound or (iv) of the institution of any litigation or arbitration involving an alleged liability of any one or more Credit Parties equal to or greater than $100,000 or any adverse determination in any litigation or arbitration proceedings that singly or when aggregated with all other outstanding litigation or arbitration claims involve a potential liability of any one or more of the Credit Parties equal to or greater than $100,000, an Officers' Certificate of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Default), event or condition, and what action the Credit Parties have taken, are taking or propose to take with respect thereto;

            (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
      (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
      (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

            (i) copies of any reports or notices related to taxes and any other material reports or notices received by any Credit Party from, or filed by any Credit Party with, any Federal, state or local governmental agency or body regulating the activities of any Credit Party;

            (j) within thirty days prior to the conclusion of each Fiscal Year, the Credit Party's annual operating and capital expenditure budgets and cash flow forecast for the following Fiscal Year presented on a monthly basis, which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Lenders;

            (k) with reasonable promptness, such information and data with respect to the Collateral as may be requested by the Agent (or such other affiliate of NationsCredit as shall be engaged for such purpose) in connection with any collateral audit performed pursuant to Section 6.06; and

            (l) with reasonable promptness, such other information and data with respect to the Company or any Credit Party as from time to time may be reasonably requested by any Lender.

            SECTION 6.02. PAYMENT OF OBLIGATIONS. Each Credit Party (i) shall pay and discharge, at or before maturity, all of their respective material obligations and liabilities, including tax liabilities, except where the same may be the subject of a Permitted Contest, (ii) shall maintain, and cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and (iii) shall not breach in any material respect, or permit to exist any default under, the terms of any material lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, subject to Permitted Contests.

            SECTION 6.03. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Each Credit Party will continue to engage in business of the same general type as now conducted by the Credit Parties, and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

            SECTION 6.04. MAINTENANCE OF PROPERTY; INSURANCE. (a) Each Credit Party will keep all property necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (b) Each Credit Party will maintain (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement of all such property and consequential loss coverage for business interruption and extra expense, covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part I of SCHEDULE 6.04, (ii) public liability insurance (including medical acts and other insurance deemed appropriate by the Agent) covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part II of SCHEDULE 6.04 and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Lenders may approve in writing.

            (c) On or prior to the Closing Date, the Company shall cause the Agent to be named as an additional insured and loss payee on each insurance policy required to be maintained pursuant to this Section 6.04. The Company will deliver to the Lenders (i) on the Closing Date, a certificate from the Company's insurance broker dated such date showing the amount of coverage as of such date, and certifying that, in the opinion of such broker, such amounts are reasonable and customary for companies of established repute engaged in the same or a similar business, that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is cancelled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each additional insured and loss payee of written notice thereof, (ii) upon the request of the Agent from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Credit Party.

            (d) Any proceeds in excess of $100,000 from any Property Insurance Policy which are payable to the insured in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which any Credit Party receives a condemnation award or other compensation in excess of $100,000, shall be paid to the Agent to be held, applied or released for application in accordance with Section 5 of the Security Agreements and each Property Insurance Policy shall provide that all insurance proceeds in excess of $100,000 per claim which are payable to the insured shall be adjusted with and payable to the Agent. Each Credit Party hereby appoints the Agent as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments under Property Insurance Policies.

            (e) The Holding Company or the Company will maintain a term life insurance policy in form and substance and issued by a life insurance company, in each case acceptable to the Agent in its sole good faith discretion, with respect to Dr. Kenneth A. Kessler, or his successor in the capacity of President and Chief Executive Officer of the Company, in an amount not less than $5,000,000 (the "KEY-PERSON LIFE INSURANCE POLICY"). Any proceeds payable to any Credit Party under the Key-Person Life Insurance Policy shall be paid to the Agent for application in accordance with Section 5 of the Company Security Agreement.

            SECTION 6.05. COMPLIANCE WITH LAWS. Each Credit Party will comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except for such noncompliances that, individually or when aggregated with all other noncompliances, could reasonably be expected to have a Material Adverse Effect.

            SECTION 6.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of any Lender (including any consultants retained thereby) to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, to conduct a collateral audit and analysis of its accounts and accruals, and to discuss its affairs, finances, accounts and accruals with its officers, employees and independent public accountants, actuaries and consultants, all at such reasonable times and as often as may reasonably be desired.

            SECTION 6.07. USE OF PROCEEDS. The proceeds of the Term Loan shall be used by the Company solely to refinance the existing indebtedness of the Company on the Closing Date. The proceeds of Working Capital Loans shall be used by the Company solely for working capital needs of the Company and its Subsidiaries. The proceeds of Acquisition Loans shall be used by the Company solely to fund Acquisitions consented to by the Agent and the Required Lenders in their sole good faith discretion. None of the proceeds of any Loan will be used in violation of any applicable law or regulation.

            SECTION 6.08. FURTHER ASSURANCES. Each Credit Party will at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances (x) as may from time to time be necessary or as the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Lenders to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Permitted Liens and (y) as the Lenders may from time to time reasonably request, to establish, preserve, protect and perfect first priority Liens in favor of the Lenders on any and all assets of the Credit Parties and the proceeds thereof, now owned or hereafter acquired, that are not Collateral on the date hereof. The Company shall promptly give notice to the Agent of the acquisition after the Closing Date by any Credit Party of any real property (including leaseholds in respect of real property), trademark, copyright or patent.

            SECTION 6.09. LENDERS' MEETINGS. Within 45 days after the end of each fiscal quarter, the Company will conduct a meeting of the Lenders to discuss such fiscal quarter's results and the financial condition of the Credit Parties at which shall be present the chief executive officer (if requested by the Agent or the Required Lenders) and the chief financial officer of the Holding Company and the Company and such other officers of the Holding Company and the Company as the Company's chief executive officer shall designate. Such meetings shall be held at a time and place convenient to the Lenders and to the Company.

            SECTION 6.10. HEDGING FACILITIES. Upon the request of the Required Lenders, the Company will, at its sole cost and expense, enter into and thereafter maintain in full force and effect interest rate cap agreements in such amounts and on such terms as shall reasonably be requested by the Required Lenders.

            SECTION 6.11. HAZARDOUS MATERIALS; REMEDIATION. The Company will (i) promptly give notice to the Lenders in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if any Credit Party becomes aware of, (x) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by any Credit Party, or due to the operations or activities of any Credit Party or any other Person on or in connection with any such property or any part thereof or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law; (ii) promptly comply, subject to Permitted Contests, with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide evidence satisfactory to the Required Lenders of such compliance; and (iii) provide the Lenders, within 30 days after demand therefor by the Required Lenders, with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of the Required Lenders that sufficient funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any such property as a result thereof where the projected cost thereof exceeds $100,000.

            SECTION 6.12.     [RESERVED].

            SECTION 6.13. COLLECTIONS; RIGHT TO NOTIFY ACCOUNT DEBTORS. At any time following the occurrence of an Event of Default and during the continuation thereof, in addition to the Lenders' rights under the Security Documents, the Company hereby authorizes the Agent, at any time, to (i) notify any or all account debtors that the accounts receivable of the Credit Parties have been assigned to the Agent and that the Agent has a security interest therein and
(ii) direct such account debtors to make all payments due from them to the Credit Parties upon such accounts receivable directly to the Agent or to a lockbox designated by the Agent. The Agent shall promptly furnish the Company with a copy of any such notice sent. Any such notice, in the Agent's sole discretion, may be sent on the applicable Credit Party's stationery, in which event such Credit Party or such shall, if requested by the Agent, co-sign such notice with the Agent. At any subsequent time that no Events of Default are continuing, the Agent will withdraw such notice at the Company's request.

            SECTION 6.14. BOARD MEETINGS. The Company and the Holding Company will notify the Lenders of all meetings and actions by written consent of the board of directors of the Holding Company and each committee thereof at the same time and in the same manner as notice of any meetings of such board or committee is required to be given to its directors who do not waive such notice (or, if such action requires no notice, then 10 days written notice thereof describing the matters upon which action is to be taken). All meetings of the board of directors of the Company or each committee thereof shall be held on the same day and in the same location as the analogous meeting of the board of directors of the Holding Company or relevant committee thereof, as the case may be. The Lenders shall have the right to send two representatives selected by them to each such meeting, who shall be permitted to attend such meeting and any adjournments thereof (other than any portion of such meeting devoted to discussion of the Lenders solely in their respective capacities as holders of the Notes)

            SECTION 6.15. ENFORCEMENT OF COVENANTS NOT TO COMPETE AND MATERIAL CONTRACTS. Each Credit Party shall preserve, protect and defend, to the extent permitted by applicable law, all of its rights, if any, with respect to any covenant not to compete and other material provisions contained in any of the material contracts of such Person or contained in any employment agreement with any employee whose annual salary and other compensation payable by any Credit Party is $50,000 or more.

            SECTION 6.16.  [RESERVED].

            SECTION 6.17. LANDLORD AND WAREHOUSEMAN WAIVERS. The Company shall use its best efforts to deliver to the Agent waivers of contractual and statutory landlord's, mortgagee's and warehouseman's Liens in form and substance satisfactory to the Agent under each existing lease, warehouse agreement or similar agreement to which any Credit Party is a party; PROVIDED that such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Credit Parties will obtain waivers of both contractual and statutory landlord's, mortgagee's and warehouseman's Liens in form and substance satisfactory to the Agent in connection with each new lease, warehouse agreement or similar agreement entered into by any Credit Party.

            SECTION 6.18. MORTGAGES ON REAL PROPERTY; TITLE INSURANCE AND SURVEY. Within thirty (30) days after the acquisition of any real property having a fair market value in excess of $100,000 by any Credit Party, such Credit Party will furnish the Agent with a Mortgage covering each parcel of real property acquired by such Credit Party (the "REAL PROPERTY"), together with an ALTA extended coverage lender's policy of title insurance in a policy amount equal to 100% of the greater of (i) purchase price of such acquired property (including any liabilities assumed in connection with the acquisition) or (ii) the fair market value of such property, insuring such Mortgage as a valid, enforceable first Lien on the Credit Party's interest in the Real Property covered thereby, subject only to Permitted Liens and to such other exceptions as are satisfactory to the Agent, together with an ALTA survey with respect to each parcel of the Real Property acquired, in form and substance reasonably satisfactory to the Agent, and legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Agent, and shall be issued by a title company acceptable to the Agent. Attached to the policy shall be any and all endorsements reasonably required by the Agent, including (a) a comprehensive endorsement (ALTA 100 or equivalent) covering restrictions and other matters, (b) a broad form zoning endorsement, which specifically ensures that applicable parking requirements, if any, have been satisfied, (c) an endorsement ensuring that the lien of each Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest in the state(s) where such Real Property is located, (d) an endorsement ensuring that the Real Property has access to a dedicated public street, (e) a revolving credit endorsement, (f) a contiguity endorsement, (g) a survey and "same as" endorsement and (h) an endorsement deleting the so-called "doing business" exclusion.

            SECTION 6.19. ADDITIONAL SUBSIDIARIES OR JOINT VENTURES. (a) Promptly after the creation or acquisition of any Subsidiary by any Credit Party, such Credit Party shall execute and deliver or cause to be executed and delivered, (i) a Guaranty Agreement and a Security Agreement from such Subsidiary, (ii) a pledge of all of the capital stock of such Subsidiary pursuant to a Pledge Agreement from the parent of such Subsidiary, and (iii) such other related stock powers, financing statements, opinions of counsel and other documents as the Agent may request, all in form and substance reasonably satisfactory to the Agent.

            (b) Promptly upon creating or acquiring any Investment in any Joint Venture, each Credit Party shall take such steps as the Agent shall request in order to create in the Agent a fully perfected, first priority security interest in such Investment and shall deliver such documents, instruments, evidences, opinions and consents in connection therewith as the Agent shall request, all in form and substance satisfactory to the Agent.

            SECTION 6.20. YEAR 2000 COMPLIANCE. The Holding Company and the Company will promptly notify the Agent in the event that either discovers or determines that any computer application (including those of its suppliers and vendors) that is material to their, any Credit Party's or any of its Affiliates' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

            SECTION 6.21. ACCREDITATION AND LICENSING. Each Credit Party shall keep itself fully licensed with all licenses required to operate such Person's business under applicable law and maintain such Person's qualification for participation in, and payment under, Medicare, Medicaid, CHAMPUS, CHAMPVA and any other federal, state or local governmental program or private program providing for payment or reimbursement for services rendered by such Person, except to the extent that the loss or relinquishment of such qualification would not or could not reasonably be expected to have or result in a Material Adverse Effect; PROVIDED, however, that nothing in this Agreement shall not require any Credit Party to participate in the CHAMPUS or CHAMPVA programs if it elects not to accept patients covered by such programs. The Company will promptly furnish the Agent with copies of all reports and correspondence relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section.

            SECTION 6.22. DISSOLUTION OF INACTIVE SUBSIDIARIES; TRANSFER OF DEPOSIT ACCOUNTS; ASSIGNMENT OF KEY PERSON LIFE POLICY. The Credit Parties shall cause to be dissolved before January 31, 1999, each of the Subsidiaries of the Holding Company listed as an inactive subsidiary on SCHEDULE 5.10. Within 15 days of the Closing Date, the Holding Company shall cause all deposit accounts of the Holding Company to be transferred to the Company, and the

Company shall cause to be in effect a Pledged Account Agreement for each such Account. Within 15 days of the Closing Date, the Holding Company and the Company shall cause all account debtors and third party payors to make all payments of amounts owing to the Company or any other Credit Party which, as of the Closing Date, are made to one of the deposit accounts of the Holding Company, to one of the deposit accounts transferred to the Company. The Company shall deliver within 15 days of the Closing Date the acknowledgment executed by the insurer of the Assignment of the Key Person Life Insurance Policy.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

            The Holding Company and the Company agree that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains outstanding:

            SECTION 7.01. DEBT. No Credit Party will, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for:

            (a) Debt of the Credit Parties under the Financing Documents;

            (b) Debt of any Credit Party incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $250,000;

            (c) Debt of the Holding Company or the Company or any Subsidiary of the Holding Company to the Holding Company or Company or a wholly-owned Subsidiary of the Holding Company or Company;

            (d) Debt of the Company incurred in connection with an acquisition in accordance with terms and conditions of Section 6.07, which Debt shall be subordinated in all respects to any and all Debt of the Credit Parties to the Agent and the Lenders, upon terms and conditions satisfactory to the Lenders; and

            (e) Other Debt of the Credit Parties in an aggregate principal amount (whether fixed or contingent, drawn or undrawn) not to exceed at any time $100,000.

            SECTION 7.02. NEGATIVE PLEDGE. No Credit Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) any Lien on any asset securing Debt permitted under Section 7.01(b) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (b) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

            (c)   Liens created by the Security Documents.

            SECTION 7.03. CAPITAL STOCK. No Credit Party will issue any shares of capital stock or other equity interests except for: (i) in the case of the Company, shares of capital stock issued by the Company to the Holding Company which are delivered to the Agent in pledge for the benefit of the Agent and the Lenders; (ii) in the case of any Subsidiary of the Company or the Holding Company (other than a Subsidiary that constitutes a Joint Venture), shares of capital stock issued by such Subsidiary to the Company or Holding Company which are delivered to the Agent in pledge for the benefit of the Agent and the Lenders; (iii) in the case of any Subsidiary that constitutes a Joint Venture, shares of stock or other equity interests that are issued ratably to the Company and the other participants in the Joint Venture, pro rata in accordance with their respective interests, and which shares or interests that are issued to the Company, are delivered to the Agent in pledge for the benefit of the Agent and the Lenders; (iv) shares of Common Stock; or (v) preferred stock of the Holding Company on terms and conditions acceptable to the Required Lenders in their sole good faith discretion.

            SECTION 7.04. RESTRICTED PAYMENTS. No Credit Party will directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; PROVIDED that the foregoing shall not restrict or prohibit dividends or distributions by the Company or the Holding Company at such times or in such amounts as are necessary to permit (i) purchases or redemptions of Warrants under the terms thereof, (ii) the PRO RATA distribution by a Credit Party of Net Proceeds received by such Credit Party from the sale of any partial hospitalization assets to the Company and/or the Holding Company and the holders of the minority ownership interest in such Credit Party, or (iii) a distribution by the Company to the Holding Company in an amount not to exceed $100,000 in any one Fiscal Year for reasonable out of pocket operating costs and expenses.

            SECTION 7.05  ERISA.  No Credit Party will:

            (a) engage in any transaction in connection with which any Credit Party could be subject to any material liability arising from either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

            (b) terminate any Plan in a manner, or take any other action, which could result in any material liability of any member of the ERISA Group to the PBGC;

            (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan;

            (d) permit the present value of all benefit liabilities under all Plans to exceed the fair market value of the assets of such Plans; or

            (e) fail to make any payments to any Multiemployer Plan that it may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

            SECTION 7.06. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. No Credit Party will, (i) consolidate or merge with or into any other Person other than the merger of a wholly-owned Subsidiary of the Company with and into the Company, with the Company the surviving entity, or (ii) sell, lease or otherwise transfer, directly or indirectly, any of its assets, other than (w) sales of inventory in the ordinary course of businesses, (x) dispositions of Temporary Cash Investments, (y) sales of the partial hospitalization assets of any Credit Party, and (z) dispositions for cash and fair value of assets that the board of directors of the Company determines in good faith are no longer used or useful in the business of the Credit Parties, PROVIDED that immediately after such disposition the aggregate fair market value of all such assets disposed of pursuant to this clause (z) after the date hereof does not exceed $100,000 and the aggregate fair market value of all such assets during the Fiscal Year in which such disposition is made does not exceed $50,000 and PROVIDED FURTHER, that immediately after any such disposition pursuant to clause (z), no Default shall then exist or be created thereby.

            SECTION 7.07. PURCHASE OF ASSETS, INVESTMENTS. No Credit Party will acquire any assets other than in the ordinary course of business, or make, acquire or own any Investment in any Person other than (a) Temporary Cash Investments, (b) Investments in Subsidiaries, (c) Acquisitions approved by the Required Lenders in their sole good faith discretion, and (d) Investments in Joint Ventures, PROVIDED THAT (i) the amount invested in any single Joint Venture in any year shall not exceed $100,000, (ii) the aggregate amount invested in all such Joint Ventures in any one year shall not exceed $300,000,
(iii) such Investment shall not cause any Credit Party other than the applicable Joint Venture to incur any liability other than the liability to make its Investment, and (iv) both before and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing. Without limiting the generality of the foregoing, no Credit Party will (i) acquire or create any Subsidiary without the consent of the Required Lenders and arrangements satisfactory to the Required Lenders for (x) a pledge of the stock of such Subsidiary to the Agent for the benefit of the Lenders, (y) a guaranty by such Subsidiary of the Obligations of the Company hereunder and (z) a grant of a Lien on all of the assets of such Subsidiary to the Agent for the benefit of the Agent and the Lenders to secure such guaranty or (ii) engage in any Joint Venture with any other Person other than Investments in Joint Ventures provided for above in this Section.

            SECTION 7.08. TRANSACTIONS WITH AFFILIATES. No Credit Party will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, on terms that are less favorable to such Credit Party, than those which might be obtained at the time from a Person who is not an Affiliate of the Company.

            SECTION 7.09. AMENDMENTS OR WAIVERS. Without the prior written consent of the Required Lenders, no Credit Party will agree to (i) any amendment to or waiver of or in respect of its certificate of incorporation or Bylaws or any Financing Document; or (ii) any other material amendment to or waiver of any material contract constituting a part of the Collateral.

            SECTION 7.10. FISCAL YEAR. The Company shall not change its fiscal year from a fiscal year ending December 31.

            SECTION 7.11. MANAGEMENT COMPENSATION. No Credit Party shall, directly or indirectly, pay or become obligated to pay, any compensation for services in any form to or for the account of any member of Senior Management, in any Fiscal Year in the amount set forth for such Fiscal Year on SCHEDULE 7.11.

             SECTION 7.12. CAPITATED BENEFICIARY ADJUSTMENTS; PUBLIC CONTRACTS CAPITATION RISK.

            (a) Without the prior written consent of the Required Lenders, APS will not agree to any amendment to, or waiver of, any provision related to the Capitated Beneficiary Adjustment or the calculation of such Capitated Beneficiary Adjustment in the PHC Service Agreement or the PHC Purchase Agreement

            (b) Without the prior written consent of the Required Lenders, no Credit Party will become party to any Public Sector Service Agreement or other contract pursuant to which it becomes liable for all or any portion of any capitation risk if the annual gross revenues generated in connection with such Service Agreement or contract could, in the good faith judgment of the Agent and the Required Lenders, equal or exceed $8,000,000.

            SECTION 7.13. INVESTOR FEES. No Credit Party shall, directly or indirectly, pay or become obligated to pay any fees or other amounts to or for the account of any Investor.

            SECTION 7.14. CAPITAL EXPENDITURES. The aggregate amount of Consolidated Capital Expenditures for any Fiscal Year shall not exceed $300,000.

            SECTION 7.15. TOTAL DEBT SERVICE COVERAGE RATIO. The Holding Company shall not permit the ratio determined as of the last day of any month of (i) Consolidated Free Cash Flow to (ii) Total Debt Service , in each case for the twelve-month period then ended (or, in the case of any month ending prior to the first anniversary of the Closing Date, for the period commencing on the Closing Date and ending on the last day of such month), to be less than 1.50 to 1.00.

            SECTION 7.16. LEVERAGE RATIO. The Leverage Ratio shall not (i) at any time through June 30, 1999 exceed 4.00 to 1.00, (ii) at any time from June 30, 1999 through December 31, 1999 exceed 3.75 to 1.00 or (iii) at any time thereafter exceed 3.50 to 1.00.

            SECTION 7.17. MINIMUM CONSOLIDATED NET WORTH. At no time will Consolidated Net Worth be less than (i) Consolidated Net Worth as shown on the Holding Company's audited balance sheet for the year ended December 31, 1998 and delivered to the Lenders pursuant to Section 6.01(b), MINUS (ii) $250,000, MINUS
(iii) the amount of new business development expenses incurred prior to the Closing Date with respect to the Pinnacle Health Enterprise, Inc., the Southwest Community Behavioral Care, LLC or the Health Insurance Plan of New York relationships that were previously capitalized by the Holding Company, PROVIDED such amount shall not exceed $800,000, MINUS (iv) any charges relating to (x) employee termination payments, (y) lease termination and (z) write offs of uncollectable accounts, in each case arising from the discontinuance of the partial hospitalization business, PLUS (v) 80% of the positive amount of the net income of the Holding Company and its Consolidated Subsidiaries for each complete month ended on or after such date, PLUS (vi) the amount of any increase in Consolidated Net Worth resulting from the issuance of stock, corporate reorganizations, recapitalizations or other similar events.

            SECTION 7.18 INTEREST COVERAGE. The ratio, determined as of the last day of any month, of (i) Consolidated EBITDA to (ii) the aggregate interest charges incurred by the Credit Parties, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP but excluding the portion of any debt discount or premium and the expenses of any debt issuance that shall be amortized in such period, in each case for the twelve-month period then ended (or, in the case of any period ending prior to the first anniversary of the Closing Date, for the period commencing on the Closing Date and ending on the last day of such period), to be less than the ratio set forth below opposite the period in which such last day shall fall:

         FISCAL QUARTER ENDING                       RATIO
         ---------------------                       -----
         March 31, 1999                            2.50:1.00
         June 30, 1999                             2.75:1.00
         September 30, 1999                        3.00:1.00
         December 31, 1999                         3.25:1.00
         March 31, 2000                            3.50:1.00
         June 30, 2000                             3.75:1.00
         September  30, 2000 and each  quarter
         ended thereafter                          4.00:1.00

            SECTION 7.19. MINIMUM EBITDA. The Holding Company shall not at any time during any period specified below permit EBITDA for the twelve month period most recently ended (considered as a single accounting period, and subject to Section 7.20), to be less than the amount set forth opposite such period below, plus, in each case, for each Target acquired subsequent to the Closing Date 75% of the pro forma EBITDA of such entity included at the time of the acquisition thereof in the borrowing availability calculation pursuant to Section 3.01(c):

         FISCAL QUARTER ENDING                       EBITDA
         ---------------------                       ------
         March 31, 1999                            $2,500,000
         July 30, 1999                             $2,750,000
         September 30, 1999                        $3,000,000
         December 31, 1999                         $3,000,000
         March 31, 2000                            $3,250,000
         June 30, 2000                             $3,500,000
         September 30, 2000                        $3,750,000
         December 31, 2000                         $4,000,000
         March 31, 2001                            $4,250,000
         June 30, 2001                             $4,500,000
         September 30, 2001                        $4,750,000
         December  31,  2001 and each  quarter
         ended thereafter                          $5,000,000

            SECTION 7.20. TRANSITION RULES. In calculating compliance with
Section 7.16 or Section 7.19, the Holding Company shall include the actual EBITDA for any Person, group of assets or business that was within the past twelve months a Target. The amount to be included for such Target shall be the actual amount for the 12 month period most recently ended as if the Target had been acquired by the Credit Parties at the beginning of such period. No adjustment shall be made to the Target's EBITDA except as permitted by the Required Lenders in their sole discretion.

            SECTION 7.21. ACTIVITIES OF THE HOLDING COMPANY. The Holding Company shall not, directly or indirectly, (i) enter into or permit to exist any transaction or agreement (including any agreement for the incurrence or assumption of Debt, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, (ii) engage in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than Investments in the Company, and performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with the next succeeding sentence or (iii) consolidate or merge with or into any other Person. The Holding Company shall further preserve, renew and keep in full force and effect their respective corporate existences and any rights, privileges and franchises necessary or desirable in the conduct of their respective business, and shall comply in all material respects with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities. The Holding Company shall not have any Subsidiaries other than the Company and the other Subsidiaries listed on
Schedule 5.10 as of the Closing Date.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            SECTION 8.01. EVENTS OF DEFAULT. If any one or more of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise):

            (a) the Company shall fail to pay any amount due hereunder when due;

            (b) any Credit Party shall fail to observe or perform any covenant applicable to it contained in Section 6.01 (g), (h), (i) or (k), 6.03, 6.05, 6.06, 6.07, 6.10, 6.11, 6.14, 6.19, 6.20, 6.22, 7.04, 7.12 or
      Sections 7.14 through 7.19 or 7.21 hereof, or any Credit Party shall fail to perform or observe any other covenant contained in Article VII hereof or in Section 5 or Sections 4(A), (E) or (I) of any Security Agreement or
      Section 3(B) of any Pledge Agreement and such failure shall continue for a period of 10 days after any officer of a Credit Party acquires knowledge thereof;

            (c) any Credit Party shall fail to observe or perform any covenant or agreement contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Agent;

            (d) any representation, warranty, certification or statement made by any Credit Party in any Financing Document or in any certificate, financial statement or other document delivered pursuant to the Financing Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

            (e) any Credit Party shall fail to make any payment in respect of any Debt (other than the Notes) the aggregate outstanding principal amount of which Debt, either singly or when aggregated with all other Debt with respect to which the Credit Parties have failed to make a payment, equals or exceeds $100,000 (such Debt, hereinafter "MATERIAL DEBT");

            (f) any event or condition shall occur which (i) results in the acceleration of the maturity of any Material Debt (other than the Notes) of the any Credit Party, or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof, or (iii) results in a violation of, or a default under, any provision of the certificate of incorporation of any Credit Party;

            (g) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidation, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy laws as now or hereafter in effect;

            (i) any one or more members of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000;

            (j) a judgment or order for the payment of money which when aggregated with other such judgments or orders equals or exceeds $250,000, shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days or any judgment shall be rendered against any Credit Party that exceeds by more than $100,000 any insurance coverage applicable thereto;

            (k) except as the result of any transfer made pursuant to a Pledge Agreement, the Holding Company shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital stock of the Company, free and clear of any Lien, or the Company or any other Credit Party shall fail at any time to be the record and beneficial owner of at least that percentage of the issued and outstanding capital stock or ownership interests of the Persons listed on Schedule 5.10 as shall be shown opposite such Person on such Schedule, or the Company shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital stock of any Subsidiary formed or acquired after the Closing Date, except for any Joint Venture acquired in accordance with
      Section 7.07, in each case free and clear of any Lien; or any person or group of persons (within the meaning of Rule 13d-3 promulgated by the Securities and Exchanges Commission under the Securities Exchange Act of 1934, as amended), other than the current owners and Persons who acquire Common Stock as consideration for acquisitions, shall have acquired beneficial ownership (within the meaning of such Rule 13d-3) of 25% or more of the Common Stock of the Holding Company; or each of Dr. Kenneth A. Kessler, Nazem & Company IV, L.P., Applewood Associates, L.P., Seneca Ventures, Woodland Partners and Woodland Venture Fund shall hold less than the number of outstanding shares of such class of capital stock of the Holding Company (on a fully diluted basis) as each such Person holds on the Closing Date; or Dr. Kenneth A. Kessler shall cease to perform the functions of President and Chief Executive Officer of the Company, and a successor shall not have been appointed by the Company and approved by the Required Lenders within 90 days thereafter; or, during any twelve consecutive calendar months, Persons who were directors of the Holding Company or who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Holding Company or the Company, respectively;

            (l) (i) the auditor's report or reports on the audited statements delivered pursuant to Section 6.01 shall include any material qualification (including with respect to the scope of audit) or exception or any adverse statement as to the ability of the Company to continue as a going concern;

            (m) the Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on any portion of the Collateral purported to be secured thereby which is deemed material by the Agent, subject to no prior or equal Lien except Permitted Liens, unless resulting from the Agent's failure to file such continuation statements as may be required by law to maintain such perfected Lien, or any Credit Party shall so assert in writing;

            (n) any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any court or governmental authority of competent jurisdiction and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of 10 days beyond any period for which any business interruption insurance policy of the Credit

      Parties shall provide full coverage to the such person of any losses and lost profits;

            (o) any of the Financing Documents shall for any reason fail to constitute the valid and binding agreement of any Credit Party to the extent described in Section 5.03, or any such party shall so assert in writing; or

            (p) a case or other proceeding shall be commenced against either Coventry Health Care or Priority under any bankruptcy, insolvency or other similar law or either Coventry Health Care or Priority shall voluntarily commence such case or other proceeding; any event shall occur which renders either Coventry Health Care or Priority insolvent or could reasonably be expected to have a material adverse effect on the credit worthiness of such Person; either Coventry Health Care or Priority shall terminate the Service Agreement to which it is a party or challenge the legality, validity or binding effect of such Service Agreement or any material provision thereof; or any other event occurs or condition exists which in the sole judgment of the Required Lenders could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or prospects of Coventry Health Care or Priority.

then, and in every such event and at any time thereafter during the continuance of such event, the Agent shall if requested by the Required Lenders, (i) by notice to the Company terminate the Commitments and they shall thereupon terminate, (ii) by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and/or (iii) exercise any rights or remedies provided herein, under any other Financing Documents, or otherwise available at law or in equity; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company, without any notice to the Company or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                   ARTICLE IX

                         FEES, EXPENSES AND INDEMNITIES;
                   GENERAL PROVISIONS RELATING TO PAYMENTS

            SECTION 9.01. FEES. (a) PARTICIPATION FEES. On the Closing Date, the Company shall pay to each Lender a fee in an amount equal to the sum of (i) 1.00% of such Lender's Revolving Credit Commitment PLUS (ii) 1.50% of such Lender's Term Loan Commitment (net of any amounts previously paid to the Agent for the account thereof).

            (b) UNUSED COMMITMENT FEE. During the period from the Closing Date through the date on which the Revolving Credit Commitments are terminated, the Company shall pay to each Lender a fee at the rate of 0.50% per annum on the daily average amount by which the amount of such Lender's Revolving Credit Commitment exceeds the aggregate outstanding principal amount of its Revolving Credit Loans. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date prior to the date on which the Revolving Credit Commitments are terminated and on the date of such termination.

            SECTION 9.02. COMPUTATION OF INTEREST AND FEES. (a) Commitment fees pursuant to Section 9.01(b) and all interest hereunder and under the Notes shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  (b) So long as any Event of Default shall have occurred and be continuing, the interest rate applicable to the Loans or any other obligations of the Credit Parties under the Financing Documents may be increased by the Required Lenders, at their option, by up to two percentage points (2%) per annum above the rate otherwise applicable, or if no such rate shall be specified, the Prime Rate, plus 2% (the "DEFAULT RATE").

            SECTION 9.03. GENERAL PROVISIONS REGARDING PAYMENTS. All payments (including prepayments) to be made by the Credit Parties under any Financing Document, including payments of principal of and premium and interest on the Notes, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. The Company shall make all payments in immediately available funds to each Lender's Payment Account before 11:00 A.M. (New York City time) on the date when due. Each payment (including prepayments) by the Company on account of principal of and interest on any Loans shall be made PRO RATA according to the respective outstanding principal amounts of Loans held by each Lender. All amounts payable by the Credit Parties hereunder or under any other Financing Document not paid when due (other than payments of principal and interest on the Notes, which shall bear interest as set forth therein) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

            SECTION 9.04. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay on demand (i) the costs and expenses (including without limitation the fees, expenses and disbursement of counsel to the Agent) incurred by the Agent or NationsCredit in connection with the preparation of this Agreement, the other Financing Documents and of the Company's and each other Credit Party's performance of and compliance with all agreements and conditions contained herein and therein, (ii) the fees, expenses and disbursements of counsel to, and independent appraisers and consultants retained by, the Agent and NationsCredit in connection with the business or legal due diligence, negotiation, preparation, execution and administration of this Agreement, the other Financing Documents and any amendments hereto or thereto and waivers hereof and thereof, and the reasonable fees, expenses and disbursements of counsel to the other Lender(s) in connection with any amendment to this Agreement which operates to increase the Commitments of the Lenders hereunder (as to all such other Lenders) or to add an additional Lender hereunder (solely as to such additional Lender), (iii) all costs and expenses of creating, perfecting and maintaining Liens pursuant to the Financing Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, title investigations and fees and expenses of such local counsel as the Agent shall request, (iv) the fees, expenses and disbursements of independent accountants or other experts retained by the Agent (or any affiliate of NationsCredit as shall be engaged for such purpose) in connection with accounting and collateral audits or reviews of the Company, its Subsidiaries and its and their affairs, and (v) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Lender, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            SECTION 9.05. INDEMNITY. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold harmless the Agent and each Lender and any subsequent holder of any of the Notes, Warrants or Warrant Shares and the officers, directors, employees and agents of the Agent, each Lender and such holders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Company, any Subsidiary or any other Credit Party, and the expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by NationsCredit) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Financing Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by the Company or any of its Subsidiaries of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Company or any of its Subsidiaries, and
(ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes and the Letters of Credit, except that the Company shall have no obligation hereunder to an Indemnitee with respect to any liability resulting solely from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section, to the fullest extent permitted by law, the Company hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee; except to the extent that any thereof are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            SECTION 9.06. TAXES. The Company agrees to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on any Lender or any holder of a Note), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement, the other Financing Documents, or the issuance of the Notes, and to indemnify and hold each Lender and each and every holder of the Notes, Warrants or Warrant Shares harmless against liability in connection with any such assessments, charges or taxes.

            SECTION 9.07. FUNDING LOSSES. If the Company fails to borrow any Loans after notice has been given to any Lender in accordance with Section 3.04 or make any payment when due (including pursuant to a notice of optional prepayment), the Company shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; PROVIDED that such Lender shall have delivered to the Company a certificate calculating in reasonable detail the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

            SECTION 9.08. MAXIMUM INTEREST. (a) In no event shall the interest charged with respect to the Notes or any other Obligations of the Company or any Subsidiary under the Financing Documents exceed the maximum amount permitted under the laws of the State of Georgia or of any other applicable jurisdiction.

            (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of any Lender hereunder or under the Notes or any other Financing Document (the "STATED RATE") would exceed the highest rate of interest permitted under any applicable law to be charged by such Lender (the "MAXIMUM LAWFUL RATE"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of such Lender shall be equal to the Maximum Lawful Rate; PROVIDED, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Company shall, to the extent permitted by law, continue to pay interest for the account of such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender is equal to the total interest which such Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of such Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

            (c) In no event shall the total interest received by any Lender exceed the amount which such Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate with respect to such Lender.

            (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

            (e) If any Lender has received interest hereunder in excess of the Maximum Lawful Rate with respect to such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Company.

                                    ARTICLE X

                                    THE AGENT

            SECTION 10.01. APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes the Agent to enter into each of the Security Documents on its behalf and to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 10.02. AGENT AND AFFILIATES. NationsCredit shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and NationsCredit and its affiliates may lend money to and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

            SECTION 10.03. ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth herein and under the other Financing Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VIII.

            SECTION 10.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 10.05. LIABILITY OF AGENT. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to

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ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 10.06. INDEMNIFICATION. Each Lender shall, ratably in accordance with its Revolving Credit Commitment (whether or not the Revolving Credit Commitments have been terminated), indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Agent hereunder or thereunder.

            SECTION 10.07. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

            SECTION 10.08. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which, absent the occurrence and continuance of a Default, must be reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.



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

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.01. SURVIVAL. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Financing Documents and the execution, sale and delivery of the Notes. The indemnities and agreements set forth in Articles VIII and IX shall survive the payment of the Notes and the termination of this Agreement.

            SECTION 11.02. NO WAIVERS. No failure or delay by the Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 11.03. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy or telex number set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in a notice delivered to the Company and the Agent by the assignee Lender forthwith upon such assignment) or at such other address or telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section and the appropriate answer back is received (in the case of telex) or telephonic confirmation of receipt thereof is obtained (in the case of telecopy) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

            SECTION 11.04. SEVERABILITY. In case any provision of or obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 11.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease any Revolving Credit Commitment of any Lender (except for a ratable decrease in the Revolving Credit Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or fees hereunder, (iii) postpone the date fixed for any payment of principal of any Loan pursuant to Section 2.04 or Section 3.05 or of interest on any Loan or any fees hereunder or for any



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

termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

            SECTION 11.06. SUCCESSORS AND ASSIGNS; REGISTRATION. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any transferee of any Note or Warrant), except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

            (b) The terms and provisions of this Agreement shall inure to the benefit of any transferee or assignee of any Note or Warrant and, in the event of such transfer or assignment, the rights and privileges herein conferred upon the assigning Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Any assignment shall be for an equal percentage of each Class of such assignor Lender's Loans and its Revolving Credit Commitment, and any such assignee Lender shall, upon its registration in the Note Register referred to below, become a "Lender" for all purposes hereunder. Upon any such assignment, the assignor Lender shall be released from its Revolving Credit Commitment to the extent assigned to and assumed by the assignee Lender.

            (c) Upon any assignment of any Note(s), the assigning Lender shall surrender its Note(s) to the Company for exchange or registration of transfer, and the Company will promptly execute and deliver in exchange therefor a new Note or Note(s) of the same tenor and registered in the name of the assignor Lender (if less than all of such Lender's Notes are assigned) and the name of the assignee Lender.

            (d) The Company shall maintain a register (the "NOTE REGISTER") of the Lenders and all assignee Lenders that are the holders of all the Notes issued pursuant to this Agreement. The Company will allow any Lender to inspect and copy such list at the Company's principal place of business during normal business hours. Prior to the due presentment for registration of transfer of any Note, the Company may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium and interest on such Note and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

            (e) Each Lender (including any assignee Lender at the time of such assignment) represents that it (i) is acquiring its Note solely for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof, (ii) has received and reviewed such information as it deems necessary to evaluate the merits and risks of its investment in the Note,
(iii) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Note, including a complete loss of its investment.

            (f) Each Lender understands that the Note is being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future such Lender decides to resell, pledge or otherwise transfer the Note, the Note may be resold, pledged or transferred only (i) to the Company, (ii) to a person who such Lender reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

            (g) Each Lender understands that the Note will, unless otherwise agreed by the Company and the holder thereof, bear a legend to the following effect:

      THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

            (h) If the Note becomes mutilated and is surrendered by the Lender with respect thereto to the Company, or if any Lender claims that its Note has been lost, destroyed or wrongfully taken, the Company shall execute and deliver to such Lender a replacement Note, upon the affidavit of such Lender attesting to such loss, destruction or wrongful taking with respect to such Note and such lost, destroyed, mutilated, surrendered or wrongfully taken Note shall be deemed to be canceled for all purposes hereof. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement Note. Any costs and expenses of the Company in replacing any such Note shall be for the account of such Lender.

            SECTION 11.07. COLLATERAL. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 11.08. HEADINGS. Headings and captions used in the Financing Documents (including the Exhibits and Schedules hereto and thereto) are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 11.09. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA COURT SITTING IN THE CITY OF ATLANTA, GEORGIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.03. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            SECTION 11.10.  [RESERVED].

            SECTION 11.11. WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            SECTION 11.12. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 11.13. CONFIDENTIALITY. Any information from time to time delivered to the Agent and/or the Lenders by the Company or any other Credit Party which is identified as confidential and which is not in the public domain shall be held by the Agent or such Lender in accordance with its customary procedures for handling confidential information; PROVIDED that the Agent and each Lender may make disclosure of such information (i) to its independent accountants and legal counsel (which Persons shall be likewise bound by the provisions of this Section 11.13), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) pursuant to any written agreement hereafter made between the Agent, any Lender and the Company or any other Credit Party to which such information relates, which agreement permits such disclosure, (v) as necessary in connection with the exercise of any remedy under the Financing Documents, or (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.13, to any assignee of or participant in, or prospective assignee of or participant in, any of the Obligations.


                 [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives on the date first above written.


                                          PSYCH SYSTEMS HOLDINGS, INC.


                                          By: /s/ Kenneth Kessler
                                             ---------------------------------
                                          Title: President & CEO
                                                ------------------------------

                                         Address:
                                         607 Rockledge Drive
                                         Bethesda, Maryland  20817
                                         Attention: Dr. Kenneth A. Kessler,
                                                    President
                                         Telecopy No.: (301) 493-0776
                                                      ------------------------


                                         COMPANY ACCOUNT INFORMATION:

                                         Bank's Name and Address:

                                         Account #
                                                   ---------------------------
                                         ABA #
                                               -------------------------------
                                         Ref.:
                                              --------------------------------


                                         AMERICAN PSYCH SYSTEMS
                                         HOLDINGS, INC.


                                          By: /s/ Kenneth Kessler
                                             ---------------------------------
                                          Title: President & CEO
                                                ------------------------------

                                         Address:
                                         607 Rockledge Drive
                                         Bethesda, Maryland  20817
                                         Attention: Kenneth A. Kessler, MD
                                                    --------------------------
                                         Telecopy No.: (301) 493-0776
                                                       -----------------------

                                          AGENT AND LENDER:

                                          NATIONSCREDIT COMMERCIAL
                                          CORPORATION



                                          By: /s/ Terrell W. Harris
                                             ---------------------------------
                                                Authorized Signatory

                                          Address:
                                          187 Danbury Road
                                          Wilton, Connecticut  06897
                                          Attention: American Psych Systems,Inc.
                                                     Account Officer
                                          Telecopy No.: (203) 423-4230


                                          PAYMENT ACCOUNT INFORMATION:

                                          Bank:
                                          Account No.:
                                          ABA Routing No.:
                                          Account Name: NationsCredit Commercial
                                                        Corporation
                                          Ref.: American Psych Systems, Inc.